Exhibit 10.12
Signature document
LEASE AGREEMENT
by and between
COMSCORE NETWORKS. INC. as “Tenant”
and
COMSTOCK PARTNERS. L.C. as “Landlord”
June 23, 2003
TABLE OF CONTENTS
SECTION 1. Definitions
SECTION 2. Completion of Leased Premises; Term
SECTION 3. Rent and Additional Charges
SECTION 4. Common Areas
SECTION 5. Services and Utilities
SECTION 6. Use of Leased Premises
SECTION 7. Care of Leased Premises
SECTION 8. Rules and Regulations
SECTION 9. Tenant’s Alterations and Installations
SECTION 10. Name of Building; Tenant’s Signs
SECTION 11. Liability Insurance
SECTION 12. Fire Insurance
SECTION 13. Damage by Fire or Other Casualty
SECTION 14. Condemnation
SECTION 15. Assignment and Subletting
SECTION 16. Default Provisions
SECTION 17. Bankruptcy Termination Provisions
SECTION 18. Landlord May Perform Tenant’s Obligations
SECTION 19. Security Deposit
SECTION 20. Subordination
SECTION 21. Attornment
SECTION 22. Quiet Enjoyment
SECTION 23. Landlords Right of Access to Leased Premises
SECTION 24. Limitation on Landlord’s Liability
SECTION 25. Estoppel Certificates
SECTION 26. Surrender of Leased Premises
SECTION 27. Holding Over
SECTION 28. Parking
SECTION 29. Leasing Commission
SECTION 30. General Provisions

EXHIBITS	A.	Floor Plan of Leased Premises
	B.	Base Building Definition
	C.	Owner Approved Architects
	D-1.	Space Design of Leased Premises
	D-2.	Tenant Improvement Plans
	E.	Building Interior Finish Specifications
	F.	Rules and Regulations
	G.	Security Deposit Promissory Note
	H.	List of Landlord Affiliates
	I.	Acknowledgement of Sublease form
	J.	Financial Statement Certification Form

LEASE AGREEMENT
     THIS LEASE AGREEMENT (this “Lease”) is made and entered into this 23rd day of June, 2003, by and between (i) COMSTOCK PARTNERS, L.C., a Virginia limited liability company (hereinafter referred to as “Landlord”), and (ii) COMSCORE NETWORKS, INC., a Delaware corporation_(hereinafter referred to as “Tenant”), and referred to by singular pronouns of the neuter gender, regardless of the number and gender of the parties involved.
     WITNESSETH: Upon and subject to the terms of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as defined below), for the Term (as defined below), except that Landlord reserves and Tenant shall have no right in and to (a) the use of the exterior faces of all perimeter walls and windows of the Building, (b) the use of the roof of the Building, or (c) the use of the air space above the Building, except as specifically set forth herein.
     1. DEFINITIONS
     (a) General Interpretive Principles. For purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender shall be deemed to include all other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (iii) references herein to “Sections,” “subsections,” “paragraphs,” and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs, and other subdivisions of this Lease; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) the words “herein,” “hereof,” “hereunder,” and other words” of similar import refer to this Lease as a whole and not to any particular provisions; (vi) the word “including” means “including, but not limited to”; (vii) daily rent is calculated on a thirty (30) day month applied to the number of days being charged, (viii) all amounts due Landlord hereunder are in Unites States dollars; and (ix) the words “months” and “years” mean calendar months and calendar years..
     (b) Special Lease Definitions. As used in this Lease the following words and phrases shall have the meanings indicated:
          Advance Rent: Forty Eight Thousand Three Hundred and Thirty Two and 53/00 ($48,332.53) representing the Basic Rent for the first full month of the Term after the Lease Commencement Date, which Tenant shall pay to Landlord, on or before, July 1, 2003 by wire transfer, pursuant to the terms of this Lease.
          Basic Rent: For each Lease Year, an amount equal to the product obtained by multiplying the Rentable Area of the Leased Premises leased by Landlord to Tenant during such Lease Year by the Rent per Square Foot for such Lease Year. The Basic Rent shall increase each year by 3% over the immediately prior year’s Basic Rent. Therefore the Basic Rent for the second year is determined by multiplying the Basic Rent for the first year by 103% and for each subsequent year by multiplying the Basic Rent for the immediately prior year’s Basic Rent by 103%.
          Accordingly, the Basic Rent during the Initial Term hereunder will be as follows:

	Annual Rent	Monthly Rent	Rent/S.F.

Lease Year 1	$579,990.40	$48,332.53	$22.00

Lease Year 2	597,390.11	49,782.51	$22.66

Lease Year 3	615,311.82	51,275.98	$23.34

Lease Year 4	633,771.17	52,814.26	$24.04

Lease Year 5	652,784.30	54,398.69	$24.76
          Basic Rent Escalation: See definition of Basic Rent.
          Building: The existing office building located at 11465 Sunset Hills Road, Reston, Virginia, including the parking lots and parking garage and Landlord’s right, title and interest in and to the underlying land.
          Building Rentable Area: The total net rentable area in the Building, which (although greater than the actual usable area) is agreed to be 89,221 square feet, including core factor, except as otherwise provided in Section 3(b).
          Brokers: There are no brokers involved in this transaction and the parties hereby indemnify each other in connection therewith.
          Landlord’s Contractor: Any and all professionals or trades people engaged by or on behalf of Landlord, or by Tenant at Landlords direction and/or expense, in connection with alterations and construction in the Leased Premises, either before or during the Term of this Lease, including but not limited to general contractors, sub-contractors, architects, engineers, and any other professionals or trades people typically associated with construction and/or alterations.
          Landlord’s Notice Address: COMSTOCK PARTNERS, L.C. 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, Attention: Mr. Christopher Clemente, Manager, with copy to Mr. Marc Bettius, Cohen, Gettings, & Caulkins, 2200 Wilson Blvd., Arlington, Virginia 22201 and a copy to the property management company, as selected by Landlord. Currently the property management company is; The Rockcrest Group, 14800 Conference Center Drive, Suite 201, Chantilly Virginia 22151-3180. Landlord may change the property management company at its option and will notify Tenant in such event.
          Lease Commencement Date: July 1, 2003.
          Leased Premises: The area located on the first, and second floors of the Building which is outlined in black on the floor plan, attached hereto as Exhibit A and incorporated herein, and containing 26,363.2 square feet of Rentable Area:
          Operating Expense Base: For each calendar year ending during the Term, the sum of the 2001 actual operating expenses for each square foot of Building Rentable Area. Notwithstanding the fact that the Lease Commencement Date hereunder is July 1, 2003, the parties have agreed that the Operating Expense Base will be based on 2001 expenses.
          Operating Expense Increases: For calendar year 2002 and each calendar year thereafter during the Term, an amount equal to the excess of Landlord’s Operating Expenses for such calendar year over the Operating Expense Base.
          Original Lease: One certain lease dated September 20, 2000 by and between Comstock Partners, LC (as Landlord) and Comscore Networks, Inc. (as Tenant) covering a portion of the Building containing 57,792.10 square feet (including the Leased Premises as defined herein), as amended July 3, 2002 (the “Original Lease”), terminated by Landlord pursuant to the terms thereof.
          Pre-ordered Rent Payments: As defined in section 3(a) hereof.
          Rent Payment Account: As defined in section 3(a) hereof.
          Rent Payment Account Minimum Balance: As defined in section 3(a) hereof.
          Rent Per Square Foot: The Basic Rent shall be Twenty Two and no/00 Dollars ($22.00) per square foot of the Leased Premises during the First Lease Year. For each Lease Year thereafter during the Term, the Rent per Square Foot of the Leased Premises shall be increased by three percent (3%) as provided for in this Lease.
          Rentable Area: The total rentable area of the Leased Premises, which (although greater than the actual usable area) is agreed to be 26,363.2 square feet.
          Security Deposit: Upon execution of this Lease, in addition to paying Landlord the Advance Rent set forth herein, Tenant shall deliver and pay to Landlord a Security Deposit as set forth in Paragraph 19 hereof.
          Tenant’s Financial Reports: Throughout the Lease term Tenant agrees to provide Landlord with regular financial reports regarding Tenant (“Tenant’s Financial Reports”) and any affiliates of Tenant within forty five (45) days after the close of each calendar month (and the end of each fiscal year), as follows; (i) a Balance Sheet, (ii) a Statement of Profit and Loss for such period, and (iii) a Cash Flow Statement prepared and certified (the certification form to be in form and content attached hereto as Exhibit J, incorporated herein by reference, and signed by an officer of the Tenant) by Tenant or by an independent certified public accounting firm using generally accepted accounting practices. In the event Tenant fails to deliver the Tenant’s Financial Reports in a timely fashion Landlord shall provide written notice of such Default and Tenant shall have fifteen (15) days to cure such Default prior to Landlord exercising its remedies as a result of such Default
          Tenant’s Board Reports: Throughout the Lease term Tenant agrees to provide Landlord with regular written reports containing such information and details as are provided to the investors holding a seat on the Board of Directors of Tenant (“Tenants Board Reports”) within five (5) business days of each meeting of the Board of Directors of Tenant. In the event Tenant fails to deliver the Tenant’s Board Reports in a timely fashion Landlord shall provide written notice of such Default and Tenant shall have fifteen (15) days to core such Default prior to Landlord exercising its remedies as a result of such Default.
          Tenant’s Notice Address: The Tenant’s notice address is: COMSCORE NETWORKS, INC. 11465 Sunset Hills Road, Suite 200 Reston, Virginia 20190, Attention: Corporate Counsel.
          Tenant’s Proportionate Share: The percentage, which the Rentable Area of the Leased Premises is of the Building Rentable Area. The Tenant’s Proportionate Share is agreed to be thirty-one and 10/00 percent (31.10%).
          Term: The period commencing on the Lease Commencement Date and ending on the last day of the calendar month which completes FIVE (5) YEARS after the Lease Commencement Date, but in any event the Term shall end on any date when this Lease is sooner terminated by Landlord as provided for herein.
     (c) General Definitions. As used in this Lease the following words and phrases shall have the meanings indicated:
          Additional Charges: All amounts payable by Tenant to Landlord under this Lease other than Basic Rent (including but not limited to Tenant’s Additional Costs). All Additional Charges shall, unless otherwise provided herein, be due and payable within thirty (30) days of invoice and shall be deemed to be additional rent and all remedies applicable to the non-payment of Basic Rent shall be applicable thereto. Additional Charges shall include, but not be limited to, electrical override usage.
          Additional Compensation: Within fifteen (15) days of the execution of this Lease, as additional compensation and as an inducement to Landlord to enter into this Lease with Tenant, the Tenant agrees to provide Landlord, or its assigns, with warrants for the purchase of 100,000 shares of the common stock of Tenant at a price not to exceed $0.60 per share. The form and content of the warrant agreement shall be identical to the form and content of the previous warrant agreements provided by Tenant to Landlord, except for the price. Additionally, Tenant hereby reaffirms the validity of all previous Warrants granted to Landlord by Tenant.
          Alterations: As defined in Section 9(a).
          Business Days: All days except Saturdays, Sundays, and the following legal holidays: New Year’s Day, Martin Luther King’s Birthday, President’s Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and those holidays designated by an Executive Order of the President of the United States or by Act of Congress.
          Default Interest Rate: A rate per annum equal to a) the greater of (i) the sum of the prime rate of interest from time to time established and publicly announced by The Chase Manhattan Bank. N.A., New York, in its sole discretion, as its then applicable prime rate of interest to be used in determining actual interest rates to be charged to certain of its borrowers, said prime rate to change from time to time as and when the change is announced as being effective, plus four percent (4%), or fifteen percent (15%).
          Event of Default: Any of the events set forth in Section 16(a) as an event of default.
          Landlord: The Landlord named herein, its successors or assigns and any subsequent owner, lessees, or transferees, from time to time, of the Landlord’s interest in the Building and their respective successors and assigns.
          Lease: This Lease Agreement, as amended from time to time, and all Exhibits incorporated herein and/or attached hereto.
          Lease Year: The period of twelve (12) months commencing on the Lease Commencement Date and ending on the last day of the month which completes twelve (12) full calendar months after the Lease Commencement Date, and each 12-month period thereafter commencing on the first day after the end of the immediately preceding Lease Year, except that the last Lease Year shall end on the last day of the Term.
          Legal Requirements: All laws, statutes, ordinances, orders, rules, regulations, and requirements of all federal, state, and municipal governments, and the appropriate agencies, officers, departments, boards, and commissions thereof, and the board of fire underwriters and/or the fire insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Building or any part thereof and/or the Leased Premises, as to the manner of use or occupancy or the maintenance, repair, or condition of the Leased Premises and/or the Building, and the usual and customary requirements of the carriers of all fire insurance policies maintained by Landlord on the Building.
          Mortgage: Any mortgage, deed of trust, or other security instrument of record creating an interest in or affecting title to the Building or the land on which it is constructed, or both, or any part thereof, including a leasehold mortgage or sub-leasehold mortgage, and any and all renewals, modifications, consolidations, or extensions of any such instrument; Mortgagee shall mean the holder or beneficiary of any Mortgage. Tenant shall comply with all reasonable notices from Landlord’s Mortgagee as to the manner of use or occupancy or the maintenance, repair or condition of the Leased Premises and/or the Building.
          Non-disturbance: Landlord will provide Tenant a suitable non-disturbance agreement from any current or future mortgagees. In connection therewith Tenant shall execute documents reasonably requested by such lender.
          Operating Expenses: Tenant shall pay Tenant’s Proportionate Share of annual increases in Real Estate Taxes and Operating Expenses above the Calendar 2001 Base Year. An itemized breakdown of 2001 estimated Operating Expenses will be delivered to Tenant upon completion of Landlord’s year-end consolidation. Detailed breakdowns of all charges to Tenant will be provided. The aggregate of all costs and expenses reasonably and customarily paid or incurred on a cash basis by Landlord in connection with the ownership, operation, servicing, and maintenance of the Leased Premises, the Building, the land on which the Building is constructed and any ancillary improvements constructed on the land, the surface and garage parking areas, and ingress/egress easements and private roadways servicing the Building, including, but not limited to, employees’ wages, salaries, welfare and pension benefits and other customary and usual employee fringe benefits; payroll taxes; Real Estate Taxes; property owner’s association dues, fees and contributions of any kind, electricity and other utility charges; telephone service; painting of public or other common areas of the Building; exterminating service; security services; trash removal; sewer and water charges; premiums for fire and casualty, liability, rent loss, workmen’s compensations, sprinkler, water damage and other insurance; repairs, maintenance, additions and improvements made by Landlord to the Building (properly depreciating any capital improvements); building, janitorial and cleaning services and supplies; uniforms and dry cleaning; snow removal; landscaping maintenance; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC, and other mechanical, plumbing, and electrical equipment; legal fees (other than legal fees relating to the enforcement of Landlord’s rights under leases with tenants for space in the Building); accounting fees; advertising (except for advertising expenses and leasing fees relating to leasing space in the building); management fees at reasonable and customarily incurred rates and all other expenses now or hereafter reasonably and customarily incurred in connection with the ownership, operation and maintenance of comparable office buildings in Northern Virginia. Refunds of Real Estate Taxes (reduced by Landlord’s actual expenses in obtaining such refunds), receipts from tenants of the Building for after-hours heating or air-conditioning and for excess electrical usage in an amount equal to the actual costs of providing such service, recoveries of expenses and other separate charges made to tenants of the Building for special services (but excluding any mark-up or profit realized by Landlord in connection with providing such special services) and, to the extent that Operating Expenses include the cost of any repair or reconstruction work, the amount of any insurance recoveries, shall be credited against Operating Expenses in computing the amount thereof. Operating Expenses shall also be reduced as provided in Section 3(b).
     Notwithstanding anything in this Lease to the contrary, for purposes of the calculations to be made pursuant to this paragraph, Operating Expenses shall exclude (i) capital improvements except as provided under this definition of Operating Expenses, (ii) repairs and replacements, which under sound accounting principles and practices should be classified as capital expenditures as determined by Landlord’s independent accounting firm, depreciated as provided for above, (iii) painting, redecorating, or other work which Landlord performs for any other tenant or prospective tenant of the building other than painting, redecorating, or other work which is standard for the building and performed for tenants subsequent to their initial occupancy, (iv) repairs or other work (including rebuilding) occasioned by fire, windstorms, or other casualty, to the extent covered by insurance, or condemnation, (v) any cost (such as repairs, improvements, electricity, special cleaning or overtime services) to the extent such costs are included in tenants’ rent or are expressly reimbursable to Landlord by tenants (as opposed to partial reimbursement in the nature of rent escalation provisions) or are separately charged to and payable by tenants or to the extent Landlord is entitled to compensation by insurance proceeds, (vi) leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations, (vii) depreciation, (viii) interest on and amortization of debt, (ix) taxes of any nature, excluding real estate taxes, but including interest and penalties for late payment of taxes, except as provided herein, (x) rent payable under any lease to which this lease is subject, (xi) wages or salaries of employees other than on-site employees for the building or employees specifically employed, in whole or in part, in connection with the ownership and maintenance of the Building, (xii) costs and expenses of enforcing leases against tenants, including legal fees, (xiii) managing agents’ commissions in excess of rates then customarily charged by managing agents for comparable office buildings and, (xiv) expenses resulting from any violation by Landlord of the terms of any lease of space in the building or of any ground or underlying lease or mortgage to which this lease is subordinate.
In the event that pursuant to the terms of this Lease, Tenant is obligated to pay its proportionate share of Operating Expenses, Tenant shall have the right to audit Landlord’s books and records as follows:
A.	Tenant shall be entitled at any reasonable time during business hours, after giving at least five (5) days prior written notice, to inspect Landlord’s books and records relating to Tenant’s proportionate share of Operating Expenses at the site of the location of such books and Records and to obtain an audit thereof by an independent auditor selected by Tenant (and reasonably acceptable to Landlord) to determine the accuracy of such amounts billed to Tenant by Landlord for the last two (2) calendar years immediately preceding the calendar year in which such notice is given.

B.	If such audit discloses a liability for Tenant’s proportionate share of Operating Expenses which is less then the amount billed to, and paid by, Tenant, then Landlord shall within thirty (30) days refund to Tenant all amounts paid by Tenant in excess of the amount Tenant is actually required to pay as provided for herein (“Refund Amount”).

C.	All costs of such audit shall be paid by Tenant However, in the event the Refund Amount is greater then five (5) percent (5%) of the amount for which Tenant is actually liable (as disclosed by the audit), all reasonable actual costs of such audit shall be paid by Landlord.
          Option to Renew/Expansion: Tenant shall not have an option to renew this Lease and shall have no right to expansion space in the Building.
          Option to Terminate: Landlord shall have the sole and exclusive option of terminating this Lease upon five (5) months written notice to Tenant, such termination being effective at any time after the third anniversary of this Lease.
          Person: A natural person, a partnership, a limited liability company, a corporation, and any other form of business or legal association or entity.
          Real Estate Taxes: All taxes, assessments, vault rentals, water and sewer rents, if any, and other charges, if any, general, special, or otherwise, including all assessments for schools, public betterment, and general or local improvements, which are mandatory or legally compelled, levied or assessed upon or with respect to the ownership of and/or all other taxable interests in the Building and the land on which it is built imposed by any public or quasi-public authority (including The Reston Association and any related or similar organization having jurisdiction over the Building and the ability to assess fees to the owner of the Building whether now existing or created after the date hereof) having jurisdiction and personal property taxes levied or assessed on Landlord’s personal property used in connection with the operation, maintenance, and repair of the Building. Except for taxes, fees, charges, and impositions described in the next succeeding sentence, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income, or profit tax or capital levy. If at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord, or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Real Estate Taxes. A tax bill or true copy thereof, together with any explanatory or detailed statement of the area or property covered thereby, submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as of the items taxed. If any real property tax or assessment levied against the land, buildings or improvements covered thereby or the rents reserved therefrom, shall be evidenced by improvement or other bonds, or in other form, which may be paid in annual installments, only the amount paid or payable in any Lease Year shall be included as Real Estate Taxes for that Lease Year.
          Substantially Completed: The completion of the construction or installation, or both, of the Landlord’s improvements in question, except for any special order or long-lead items, to the extent that (i) only minor items remain unfinished, and (ii) such minor items do not prevent Tenant from occupying the Leased Premises for the use specified herein. It is understood and agreed by the parties that all construction and other improvements that are the responsibility of landlord are complete and satisfactory.
          Taking: A taking of property or any interest therein or right appurtenant or accruing thereto, by condemnation or eminent domain or by action, proceedings, or agreement in lieu thereof, pursuant to governmental authority.
          Tenant: The tenant named herein and any permitted assignee under Section 15.
          Tenant’s Additional Costs: In additional to any other provision hereof that provides for the Tenant to be responsible for certain costs incurred by Landlord, it is agreed and understood that Tenant shall be responsible for all costs of any kind (“Tenant’s Additional Costs”) incurred by Landlord in connection with (i) any repairs deemed necessary by Landlord (not to include any reasonably determined to be repairs of normal wear and tear) in any of the leased premises under the Original Lease based on an inspection made by Landlord and Tenant within ten (10) days of the Lease Commencement resulting from Tenant’s occupancy or sub-letting of the leased premises under the Original Lease, (ii), any repairs to the Building reasonably deemed necessary by Landlord, including modifications or repairs required as a direct or indirect result of Tenant relocating its equipment and personnel within the Building, (iii) any repairs reasonably deemed necessary by Landlord or as a direct or indirect result of Tenant’s failure to abide by the Rules and Regulations and other applicable lease provisions, regarding the use, upkeep and care of the Building or the leased premises under the Original Lease or to strictly enforce same upon its Subtenants under the Original Lease, (iv) any electrical override usage charges or electrical submeter charges and after hours HVAC charges for services provided Tenant hereunder and under the Original Lease, (v) any charges due for services provided to Tenant by Landlord hereunder or under the Original Lease, whether previously invoiced or not, (unless previously paid by Tenant), such as, but not limited to, key replacement charges and operating expense increase charges, as applicable hereunder or under the Original Lease, (vi) legal costs incurred by Landlord in connection with enforcement of this Lease, and (vii) legal costs incurred by Landlord in connection with enforcement of the Original Lease. The Tenant’s Additional Charges shall be payable within fifteen (15) days of invoice by Landlord regardless of when the cost is incurred by Landlord, including such costs incurred by Landlord prior to the Lease Commencement Date as defined herein. The total of all of Tenant’s Additional Costs set forth in (iv), (v), and (vii) of this paragraph that accrued or otherwise arose from circumstances prior to the date of execution hereof shall not exceed $75,000.00. There shall not be a limit regarding Additional Costs that arise from (i), (ii), (iii), or (vi) of this paragraph.
          Tenant’s Special Installations: As defined in Section 9(d).
          Unavoidable Delays: Delays caused by strikes, acts of God, lockouts, labor difficulties, riots, explosions, sabotage, accidents, inability to obtain labor or materials, governmental restrictions or delays in obtaining required building permits or occupancy permits, enemy action, civil commotion, fire, unavoidable casualty, or similar causes not caused by and beyond the reasonable control of the Landlord.
     2. COMPLETION OF LEASED PREMISES, SCHEDULE AND INSPECTIONS
Notwithstanding anything to the contrary contained in this Lease, the Original Lease, or elsewhere provided, it is understood and agreed that the Leased Premises are currently occupied by Tenant and are hereby unconditionally accepted by Tenant, in all respects, in their

“AS IS, WHERE IS” condition, and further that Landlord has fully satisfied all of its obligations regarding the completion of construction of the Leased premises under this Lease or the Original Lease, completion of any repairs that are the responsibility of the Landlord under this Lease or the Original Lease, completion of the Building as required by this Lease or the Original Lease, providing the Tenant with the Tenant Improvement Allowance as required by the Original Lease, providing Tenant the services as required under the Original Lease, and that Landlord has fully complied with all requirements under this Lease (except those requirements which by their nature are not required to be complied with at this time) and the Original Lease.
          (a) Base Building Definition: To the best knowledge and belief of Landlord the building shell was completed in accordance with the project specifications set forth in the Base Building Definition attached hereto as, Exhibit B and incorporated herein, (the “Base Building Definition”).
          (b) Tenant Improvement Allowance: It is agreed and understood that pursuant to the Original Lease Landlord previously provided Tenant a Tenant Improvement Allowance in connection with the construction of Tenant Improvements within the Building, including within the Leased Premises, in the amount of One Million Five Hundred and Fifteen Thousand Seven Hundred and Forty and 72/00 Dollars (the “Tenant Improvement Allowance”), receipt and sufficiency of which is hereby acknowledged by Tenant, used by Tenant for space planning, preparation of the Tenant Improvement Plans (as described below), architectural and engineering services related to the Tenant Improvement Plans, permitting required in connection with the Tenant Improvement Plans, leasehold improvements (including modifications to the existing building specifications required as a result of the Tenant Improvement Plans), Tenant’s building signage, and other costs incurred by Landlord in connection with the Tenant Improvement Plans or construction of the Tenant’s Improvements. Accordingly, Landlord shall not provide any additional allowance for improvements or alterations to the Leased Premises in connection with this Lease. In the event of Tenant’s full and faithful compliance with each and every term and condition of this Lease the Landlord shall not be entitled to any return of the Tenant Improvement Allowance, however in the event of Tenant’s abandonment of the Leased Premises or Tenant’s Default hereunder resulting in Tenant being evicted from the Leased Premises (as evidenced by court order or Landlord’s Notice of Default and Termination as provided for herein) within five (5) years of the Lease Commencement Date Landlord shall, among other remedies provided for in this Lease, be entitled to the full and immediate repayment of the Tenant Improvement Allowance which Tenant shall repay to Landlord upon demand therefore. However, it is agreed and understood that the amount of the Tenant Improvement Allowance that Tenant shall be required to repay to Landlord, as required by this provision, shall be reduced by one hundred and fifty thousand dollars ($150,000.00) on each anniversary of the Lease Commencement Date hereunder.
          (c) Tenant’s Improvements: In accordance with the Original Lease, Landlord and Tenant jointly developed a mutually acceptable space plan and finishing schedule for the Leased Premises that met Tenant’s requirements (the “Space Design”). Upon completion of the Space Design, an architectural firm was selected from those listed on Exhibit C, attached hereto and incorporated herein, to prepare the complete construction documents (the “Tenant Improvement Plans”). The Tenant Improvement Plans fully describe all leasehold improvements in connection with the Leased Premises (the “Tenant’s Improvements”) and include all required construction drawings, construction documents and specifications, finishing schedules, structural designs and plans, mechanical designs and plans, electrical designs and plans, plumbing designs and plans, and other documents or items connection with obtaining building permits for the Tenant Improvement Plans and occupancy certificates or use permits for the Leased Premises. The Space Design and the Tenant Improvement Plans created in connection with the Original Lease are attached hereto as Exhibit D-1 and D-2 respectively, each hereby being incorporated herein. Landlord’s specifications for interior building finishes, (the Building Interior Finish Specifications), are attached hereto as Exhibit E, and incorporated herein.
          (d) Tenant’s Costs: All costs of any modifications of any kind to the Leased Premises that the Tenant desires shall be the sole responsibility of Tenant and shall be payable as provided below. In the event the Tenant desires to make any alterations (“Tenant Alterations”) to the Leased Premises all subject work shall be strictly in accordance with this paragraph 2(d) and Paragraph 9 below, and in such event Tenant shall provide Landlord a written request describing, in adequate detail, the nature of any proposed Tenant Alterations and Landlord shall secure a bid for the proposed Tenant Alterations from Landlord’s General Contractor and provide same to Tenant in writing, provided that the amount payable to Landlord’s General Contractor, is commercially reasonable. In the event Tenant desires to proceed with the proposed Tenant Alterations, Tenant shall deposit cash in the amount of one hundred percent (100%) of the cost identified in the bid for the proposed tenant Alterations with Landlord prior to commencement of the Tenant Alterations (the “Tenant Alterations Deposit”). Landlord’s General Contractor, Signet Construction, Inc. shall be used for all Tenant Improvements, or such other contractor as selected by Landlord.
          (e) Plan Approvals: All Tenant Alteration Plans, and any related modifications to the Building shall be subject to Landlord’s sole but reasonable approval. Prior to any work commencing, Landlord shall approve all plans and specifications. Prior to any work commencing all required permits shall be obtained by Landlord.
          (f) Schedule: RESERVED
          (g) Delays: RESERVED
          (h) Subcontractors and Suppliers: All sub-contractors and material suppliers performing work or supplying materials to the Building shall be selected by the Landlord’s general contractor and shall be subject to the Landlord’s approval in its sole but reasonable discretion. In order to protect the integrity and efficiency of the mechanical, electrical and plumbing systems, all mechanical, electrical and plumbing within the Tenant’s space shall be designed by the design build team responsible for the mechanical, electrical and plumbing systems in the building.
          (i) Inspections: At the time Tenant surrenders the Leased Premises or at the end of the Term, or within ten (10) business days thereafter, Landlord and Tenant, or their respective agents, shall make a similar inspection of the Leased Premises to note the condition of the Leased Premises at the time of surrender and shall prepare a punch list of any items of repair that Tenant shall be responsible for completing, reasonable wear and tear excepted (the “Tenant’s Punchlist”). Landlord shall not be obligated to refund to Tenant all or any part of the Security Deposit then being held by Landlord until all repairs that are the responsibility of Tenant are completed to Landlord’s reasonable satisfaction. In the event Tenant fails to attend the inspection, as reasonably scheduled by Landlord, the Tenant shall be bound by the Tenant Punchlist, as prepared by Landlord.
          (j) Acceptance of Space: Tenant is currently in possession of the Leased premises and hereby acknowledges that the condition of the Leased Premises is acceptable in its present “as is” condition. Accordingly no repairs are needed and Tenant accepts the Leased Premises in its “as is” condition on the date hereof.
     3. RENT AND ADDITIONAL CHARGES
          (a) Payment of Rent and Additional Charges. Tenant shall pay the Basic Rent for each Lease Year in equal monthly installments in advance on the first day of each month during the Term, commencing on the Lease Commencement Date. The Basic Rent and all Additional Charges shall be paid promptly when due, in lawful money of the United States, without notice or demand and without deduction, diminution, abatement, counterclaim, or setoff of any amount or for any reason whatsoever, except as otherwise expressly provided in subsection (b), to Landlord at Landlord’s Notice Address or at such other address or to such other person as Landlord may from time to time designate in writing. If Tenant makes any payment to Landlord by check, such payment shall be by check of Tenant and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease. If, during the Term, Landlord receives two or more checks from Tenant which are returned by Tenant’s bank for insufficient funds or are otherwise returned unpaid, Tenant agrees that all checks thereafter shall be either bank certified, cashiers’, or treasurers’ checks. Landlord shall be reimbursed by Tenant an amount equal to one hundred and fifty percent (150%) of all bank service charges resulting from any returned checks plus a handling fee of five hundred dollars ($500.00). The rent reserved under this Lease shall be the total of all Basic Rent and Additional Charges, increased and adjusted as elsewhere herein provided, payable during the entire Term and, accordingly, the methods of payment provided for herein, namely, annual and monthly rental payments, are for convenience only and are made on account of the total rent reserved hereunder. Notwithstanding anything to the contrary contained herein, or elsewhere provided, it is agreed and understood that throughout the Lease Term Tenant agrees to establish and maintain with a commercial bank or financial institution reasonably acceptable to Landlord, a special account for the payment of Tenant’s Basic Rent obligations from which the payments of Basic Rent shall be wired directly to Landlord’s account no later then the first regular business day of each calendar month (the “Rent Payment Account”). It is further agreed that throughout the Lease Term, no later then the 10th calendar day of each month, the Landlord shall receive written verification from the bank or financial institution holding the Rent Payment Account that Tenant has irrevocably pre-ordered automatic wire transfers from the Rent Payment Account to Landlord’s account to occur on the first business day of each of the next two (2) months for the full payment of Basic Rent (“Pre-ordered Rent Payments”) for the subject months and that the Rent Payment Account has sufficient balances to provide for said payments (“Rent Payment Account Minimum Balance”).
          (b) Payment of Operating Expense Increases. Tenant shall pay as Additional Charges its Proportionate Share of any Operating Expense Increases in accordance with Section 1(b) for each calendar year, commencing with the calendar year 2002, it being understood and agreed that Tenant shall pay such Additional Charges for 2002 in spite of the fact that the Lease Commences July 1, 2003. Landlord shall make a reasonable estimate of Tenant’s Operating Expense Increase for each calendar year, and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If Landlord’s estimate of Tenant’s Operating Expense Increases for any calendar year is received by Tenant after January 1 of the calendar year, Tenant shall pay to Landlord in a lump sum, within thirty (30) days after receipt of the estimate, the arrearage in the monthly estimates for each month in the calendar year before receipt of the estimate and shall pay the remaining monthly installments on the first day of each month in advance during the balance of the calendar year. After the end of each calendar year, Landlord shall submit to Tenant a statement setting forth in reasonable detail the Operating Expenses for such calendar year and the amount (if any) of Tenant’s Operating Expense Increases for such calendar year. If Tenant’s Operating Expense Increases so stated are more than the amount (if any) theretofore paid by Tenant for Operating Increases based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within thirty (30) days after the submission of such statement. If Tenant’s Operating Expense Increases so stated are less than the amount (if any) theretofore paid by Tenant for Operating Expense Increases based on Landlord’s estimate, Landlord shall refund to Tenant the excess within thirty (30) days after submission of such statement. If either the Lease Commencement Date shall not coincide with the beginning of a calendar year or the last day of the Term shall not coincide with the end of a calendar year, then the amount of Operating Expense Increases payable for the calendar year in which the Lease Commencement Date or the last day of the Term occurs, as the case may be, shall be pro-rated on a daily basis between Landlord and Tenant based on the number of days in such calendar year in which this Lease is in effect. Tenant’s obligations under this subsection to pay Operating Expense Increases and Landlord’s obligation to reimburse Tenant for an overpayment of Operating Expenses shall survive the expiration of the Term. If any part of the Building is leased to tenants (hereinafter referred to as “Special Tenants”) which, in accordance with the terms of their leases, provide their own cleaning and janitorial services, electrical services, or are not required to pay Operating Expense Increases on the basis of operating expenses for the Building which include substantially the same components as the Operating Expenses (as defined in this Lease), the following provisions shall apply: (i) the Building Rentable Area shall be reduced by the rentable area of the space leased to Special Tenants; (ii) Tenant’s Proportionate Share shall be the percentage which the Rentable Area is of the Building Rentable Area (determined after the reduction specified in clause (i); and (iii) Operating Expenses shall be reduced by the sum of the amounts payable to Landlord by Special Tenants, in accordance with the terms of their leases, as reimbursements for Real Estate Taxes and expenses of owning, operating, managing and maintaining the Building and the amount of the applicable operating expense base under such Special Tenants’ leases.
          (c) Interest. If Tenant fails to make any payment of Basic Rent or Additional Charges on the due date thereof, interest shall, at Landlord’s option, accrue on the unpaid portion thereof from the due date at the Default Interest Rate, but in no event at a rate higher than the maximum rate allowed by law, and shall be payable on demand.
          (d) Accord and Satisfaction. No payment by Tenant, receipt or acceptance by Landlord of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Basic Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Landlord may accept any check or payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord.
          (e) Late Payment Charge. If Tenant fails to pay any Basic Rent or Additional Charges within five (5) days after the same become due and payable, Tenant shall also pay to Landlord a late payment service charge within thirty (30) days of Landlord’s notice that a late payment service charge is due (to cover Landlord’s administrative and overhead expenses of processing late payments) equal to the greater of $100.00 or five percent (5%) of such unpaid sum for each and every calendar month or part thereof after the due date that such sum has not been paid to Landlord. Such payment shall be deemed liquidated damages and not a penalty, but shall not excuse the untimely payment of rent.
     4. COMMON AREAS
          Throughout the Term, Tenant and its agents, employees and business invitees shall have the nonexclusive right, in common with others, to use the public lobbies, parking lots, elevator, corridors, stairways, and other common areas in the Building and the toilet rooms in public areas of multi-tenant floors in the Building. Landlord shall have the right at any time, without the Tenant’s consent, to make reasonable changes to the arrangement or location of entrances, passageways, doors, doorways, corridors, stairs, toilet rooms, or other public portions of the Building, provided any such change does not unreasonably obstruct Tenant’s access to the Leased Premises.
     5. SERVICES AND UTILITIES
          (a) Services Provided: Throughout the Term, Landlord agrees that the Building will be maintained in a manner befitting comparable Class A rental office buildings in Northern Virginia, and that, subject to Legal Requirements, it will furnish to Tenant the following services:
          (1) Subject to the provisions of subsections (b) and (c), normal and usual electricity for lighting purposes and the operation of ordinary office equipment;
          (2) Adequate supplies for toilet rooms located in public areas of the Building;
          (3) Normal and usual cleaning and janitorial services after business hours on Business Days;
          (4) Hot and cold running water in the toilet rooms;
          (5) Subject to the provisions of subsection (d), heating and air-conditioning to the Leased Premises when required for the comfortable occupancy of the Leased Premises, at reasonable temperatures, pressures, and degrees of humidity, and in reasonable volumes and velocities, between the hours of 8:00 a.m. and 6:00 p.m. on Business Days and between the hours of 9:00 a.m. and 12:00 p.m. on Saturdays unless Saturday is a legal holiday;
          (6) Automatically operated elevator service twenty-four (24) hours a day, seven (7) days a week throughout the Term;
          (7) All electric bulbs and fluorescent tubes in building standard light fixtures in the public areas of the Building and building standard fixtures within the Leased Premises;
          (8) A reasonable number of keys to the Leased Premises have already been provided to Tenant at no cost to Tenant. All additional keys including replacements for lost keys shall be issued only upon the payment of a reasonable actual cost for each additional key; and
          (9) A security access system for the public areas of the Building and card keys or other means of entry into the Building.
          (b) Electrical Supply: Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant’s use of electrical energy in the Leased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises. Tenant shall not install or operate in the Leased Premises any electrically operated equipment, including lighting, which uses electric current in excess of the allocable share of the Building system capacity without Landlord’s written consent, which consent may be conditioned upon Tenant’s agreement to pay an additional charge to compensate Landlord for Tenant’s excessive consumption of electricity and to pay the cost of any additional wiring which may be required for the operation of such equipment. Tenant shall not connect any equipment or other electrical device to the electrical system of the Building that would require unusual or excessive electrical service or that would interfere with the adequate supply of electrical service to (i) other tenants within the Building, or (ii) the Building common facilities. Any feeders or risers to supply Tenants electrical requirements in addition to those originally installed, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant, provided that, in Landlord’s reasonable judgment, such additional feeders or risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building.

          Electrical Use Limits: If, at any time or from time to time, the estimated connected electrical load (including lighting and power) used by Tenant’s electrically operated equipment exceeds an average of eight (8) watts (6 watts for low voltage and 2 watts for high voltage) per square foot of the Leased Premises on a 120/208 volt panel board. Landlord may either (i) install a separate electric meter for the Leased Premises, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of electricity it consumes, as recorded by such meter, in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, the specified limits, or (ii) from time to time have a survey made by an independent electrical engineer or electrical consulting firm to be selected and paid for by Landlord to determine the amount of electricity consumed by Tenant in excess of the amount of electricity that would be consumed by a tenant whose consumption of electricity was equal to, but did not exceed, then specified limits, and Tenant shall pay to Landlord the cost of excess electricity it consumes as determined by such electrical engineer or consulting firm.
          (d) After Hours HVAC: Landlord shall provide heat and air-conditioning at times in addition to those specified in paragraph (5) of subsection (a) at Tenant’s expense, provided Tenant gives Landlord notice prior to 10:00 a.m. on Fridays or the day preceding a holiday (in the case of after-hours service on Saturdays, Sundays, or holidays). Landlord shall initially charge Tenant for after-hours service at the rate of $45.00 per hour (or, if the Leased Premises include more than one HVAC zone on the same floor and such after hours service is provided for portions of the Leased Premises containing more than one HVAC zone, at the rate of $45.00 per hour per HVAC zone). Landlord reserves the right from time to time, in its sole discretion, to increase the hourly charge for said after-hours service, but in no event will the rate per hour charged to Tenant be more than an amount per hour which represents Landlord’s reasonable estimate of its actual cost of providing such after hours service, including labor, cost of electricity and wear and tear on equipment, plus an allowance of ten percent (10%) thereof to cover general overhead as an Additional Charge hereunder. Tenant shall be permitted to include in the Tenant Improvements a Tenant controlled after hours HVAC system provided it adequately provides Landlord a means of accounting for the after hours use by Tenant, as determined by Landlord and in such event any future increases in the charge for after hour use of that portion of the HVAC system that is under the Tenant’s control shall not include a markup to cover general overhead.
          (e) Landlord’s Use Rights: Landlord reserves the right to erect, use, maintain, and repair pipes, conduits, cables, plumbing, vents, and wires in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Building, or other tenants’ installations in the Building, and the right at all times to transmit water, heat, air-conditioning, and electric current through such pipes, conduits, cables, plumbing, vents, and wires, provided that Landlord, in the exercise of such rights, shall not unreasonably inconvenience Tenant or unreasonably interfere with Tenant’s use of the Leased Premises.
          (f) Maintenance Access: Landlord shall have unrestricted access to any and all air-conditioning facilities in the Leased Premises for the purpose of repairs, maintenance, alterations, and improvements, but in exercising its rights under this subsection Landlord shall use its best efforts to minimize interference with Tenant’s business in the Leased Premises.
          (g) Tenant’s Efforts: Tenant agrees to use reasonable efforts to keep or cause to be kept closed all window draperies or venetian blinds in the Leased Premises as and when necessary because of the sun’s position whenever the air-conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building air-conditioning system.
          (h) Service Interruptions: Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity, or other mechanical systems or facilities in the Leased Premises or the Building, if necessary by reason of accident or emergency, or for repairs, alterations, replacements, additions, or improvements which, in the reasonable judgment of Landlord, are desirable or necessary, until said repairs, alterations, replacements, additions, or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent. Except in cases of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such repairs, alterations, replacements, additions, or improvements promptly. Landlord shall also perform any such work in a manner designated to minimize interference with Tenant’s normal business operations.
          (i) Service Delays: If Landlord shall fail to supply, or be delayed in supplying, any service expressly or implied to be supplied under this Lease, or shall be unable to make, or be delayed in making, any repairs, alterations, additions, improvements, or decorations, or shall be unable to supply, or be delayed in supplying, any equipment or fixtures, and if such failure, delay or inability shall result from Unavoidable Delays, such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant form any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent unless directly resulting from the gross negligence or willful misconduct of Landlord as determined by a court of competent jurisdiction..
          (j) Voice, Data and other Communications Services: Landlord shall make reasonable efforts to accommodate Tenant’s need for additional riser space between floors one and two during the Lease Term and any extensions thereof for the installation of voice/data and other communications devices. All voice/data and/or other communications services shall only be provided to tenants within the Building by reputable providers of such services, as reasonably determined by the Landlord. Tenant shall have the right to include in the Tenant Improvement Plans a reasonable number of risers to be used solely for Tenant’s internal (only within the Leased Premises) voice and data communications purposes. Landlord shall not open the secure risers without the consent of Tenant, not to be unreasonably withheld, conditioned or delayed. At Tenant’s option such opening of the secure risers shall be supervised by Tenant or its representative.
6. USE OF LEASED PREMISES
          (a) Permitted Uses: Tenant shall use and occupy the Leased Premises solely for general office purposes strictly in accordance with the applicable zoning regulations and consistent with the character and dignity of the Building, and shall not use or permit or suffer the use of the Leased Premises for any other purpose whatsoever without the prior written consent of the Landlord which shall not be unreasonably conditioned, delayed or withheld. Tenant shall not permit or suffer the Leased Premises to be occupied by anyone other than Tenant except as provided by Section 15. Tenant shall at all times have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week, subject, however, in all respects to all the terms, covenants and conditions contained in this Lease. However, Landlord may regulate and restrict access to the Building at times other than normal business hours on Business Days for security purposes so long as Tenant’s employees and agents have reasonable access to the Leased Premises without unreasonable inconvenience. Throughout the Term, Tenant shall not use, or permit the Leased Premises to be used, for the business of selling food, beverages, or tobacco products, except that Tenant may operate on the Leased Premises vending machines for the sale of food, beverages, and tobacco products exclusively to its employees, agents, assignees or their respective visitors..
          (b) Use Restrictions: Throughout the Term, Tenant covenants and agrees: (i) to pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant’s business conducted in the Leased Premises, upon the leasehold estate created by this Lease or upon Tenant’s fixtures, furnishings or equipment in the Leased Premises; (ii) not to use or permit or suffer the use of any portion of the Leased Premises for any unlawful purpose; (iii) not to use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (iv) not to place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building, and not to install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (v) not to strip, over-load, damage, or deface the Leased Premises, or the hallways, stairways, elevators parking facilities, or other public areas of the Building, or the fixtures therein or used therewith; (vi) not to move any furniture or equipment into or out of the Leased Premises except at such times and in such locations as Landlord may from time to time designate; (vii) not to install any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Leased Premises or the Building, without first obtaining the written consent of Landlord; and (ix) at all times to comply with all Legal Requirements.
          (c) Legal Requirements: Tenant will not use or occupy the Leased Premises in violation of any Legal Requirements. If any governmental authority, after the commencement of the Term, shall contend or declare that the Leased Premises are being used for a purpose which is in violation of any Legal Requirements, then Tenant shall, upon thirty (30) days’ notice from Landlord, immediately discontinue such use of the Leased Premises. If thereafter the governmental authority asserting such violation threatens, commences, or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless from and against any and all liability for any such violation or violations.
          (d) Fire Insurance Limitations: Tenant shall not do, permit or suffer to be done any act, matter, thing, or failure to act in respect of the Leased Premises and/or the Building that will invalidate or be in conflict with fire insurance policies covering the Building or any part thereof, and shall not do, or permit anything to be done, in or upon the Leased Premises and/or the Building, or bring or keep anything therein, which shall increase the rate of fire insurance on the Building or on any property located therein. If, by reason of the failure of Tenant to comply with the provisions of this subsection, the fire insurance rate shall at any time be higher than it otherwise would be, then Tenant shall reimburse Landlord and any other tenant of the Building, on demand, for that part of all premiums for any insurance coverage that shall have been charged because of such violations by Tenant and which Landlord or such other tenant, or both, shall have paid on account of an increase in the rate or rates in its own policies of insurance. Tenant shall not be responsible for any increase in fire insurance rates generally applicable to office space in Fairfax County, Virginia, and not resulting from the particular manner in which Tenant uses the Leased Premises.
          (e) Restricted Materials: Tenant shall not bring or permit to be brought or kept in or on the Leased Premises any flammable, combustible, or explosive fluid, material, chemical or substance except standard cleaning fluid, standard equipment and materials (including magnetic tape) customarily used in conjunction with business machines and equipment of the type used from time to time by Tenant in reasonable quantities.
     7. CARE OF LEASED PREMISES
          (a) Tenant Care and Maintenance: Tenant shall act with care in its use and occupancy of the Leased Premises and the Building and the fixtures therein and, at Tenant’s sole cost and expense, shall furnish its own electric bulbs and fluorescent tubes for all non-building standard light fixtures in the Leased Premises and shall make all repairs and replacements to the Leased Premises, structural or otherwise, necessitated or caused by the acts, omissions, or negligence of Tenant or any Person claiming through or under Tenant or by the use or occupancy or manner of use or occupancy of the Leased Premises by Tenant or any such Person; however, the foregoing provisions of this subsection shall be subject to the provisions of Section 13. Without affecting Tenant’s obligations set forth in the preceding sentence, Tenant, at Tenant’s sole cost and expense, shall also (i) make all repairs and replacements, as and when necessary, to Tenant’s Special Installations and to any Alterations made or performed by or on behalf of Tenant or any Person claiming through or under Tenant, and (ii) perform all maintenance and make all repairs and replacements, as and when necessary, to any air conditioning equipment, private elevators, escalators, conveyors, or mechanical systems (other than the Building’s standard equipment and systems and other then as specifically approved in writing by Landlord) which may be installed in the Leased Premises, or elsewhere in the Building and serving the Leased Premises, by Landlord, Tenant, or others. However, except as otherwise provided in this Lease, Tenant shall not have any right to install air-conditioning equipment, elevators, escalators, conveyors, or mechanical systems. In addition to the foregoing, all damage or injury to the Leased Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures, or other property by Tenant shall be repaired, restored, or replaced promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. All such aforesaid repairs, restoration, and replacements shall be in quality and class equal to the original work or installation but in no event need exceed Building standards.
          (b) Landlord Repairs: Except as otherwise provided in subsection (a), Landlord shall make the following repairs as and when necessary: (i) structural repairs to the Leased Premises and Building; (ii) repairs required in order to provide the elevator, plumbing, electrical, heating, and air-conditioning services to be furnished by Landlord pursuant to this Lease; (iii) repairs to exterior portions of the Building, including the windows, balconies, parking areas and roof thereof; and (iv) other repairs to the Building necessary for Tenant’s permitted use and enjoyment of the Leased Premises. Landlord’s obligations under the preceding sentence shall not accrue until after notice by Tenant to Landlord of the necessity for any specific repair.

     RULES AND REGULATIONS
          Tenant shall comply with, and shall cause its agents, employees and invitees to, comply with and observe all reasonable rules and regulations concerning the use, management, operation, safety, and good order of the Leased Premises, the Building and the Building parking areas which may from time to time be promulgated by Landlord, provided that such rules and regulations are not inconsistent with the provisions of this Lease and do not materially interfere with Tenant’s permitted use of the Leased Premises. Initial rules and regulations, which shall be effective until amended by Landlord (provided such amendments do not unreasonably interfere with Tenant’s business), are attached to this Lease as Exhibit F hereto and incorporated herein. Tenant shall be deemed to have received notice of any amendment to the rules and regulations when a copy of such amendment has been delivered to Tenant at the Leased Premises or has been mailed to Tenant in the manner prescribed for the giving of notices. Landlord shall not be responsible to Tenant for any violation of the rules and regulations, or the covenants or agreements contained in any other lease, by any other tenant of the Building, or such tenant’s agents, employees or invitees, and Landlord may waive in writing, or otherwise, any or all of the rules or regulations in respect of any one or more tenants.
     9. TENANT’S ALTERATIONS AND INSTALLATIONS
          Notwithstanding anything to the contrary contained in this Lease, the Original Lease, or elsewhere provided, it is understood and agreed that the Leased Premises are currently occupied by Tenant and are hereby unconditionally accepted by Tenant, in all respects, in their “AS IS, WHERE IS” condition, and further that Landlord has fully satisfied all of its obligations regarding the completion of construction of the Leased premises under this Lease or the Original Lease, completion of any repairs that are the responsibility of the Landlord under this Lease or the Original Lease, completion of the Building as required by this Lease or the Original Lease, providing the Tenant with the Tenant Improvement Allowance as required by the Original Lease, providing Tenant the services as required under the Original Lease, and that Landlord has fully complied with all requirements under this Lease (except those requirements which by their nature are not required to be complied with at this time) and the Original Lease.
          (a) Alterations: Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Leased Premises (referred to collectively as “Alterations”) without Landlord’s prior written consent.,. All plans, specifications and details for such Alterations, and all contractors performing the Alterations are subject to the prior written approval of Landlord. In the event Landlord grants such consent and permits Tenant to contract out such work, such Alterations shall be made and performed in conformity with and subject to the following provisions: (i) all Alterations shall be made and performed at Tenant’s sole cost and expense and at such time and in such manner as Landlord may reasonably from time to time designate; (ii) all Alterations shall be performed by adequately insured contractors approved by Landlord and in a good and workmanlike manner in accordance with all applicable Legal Requirements, and Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, liens and damages to person or property resulting from the making of any such alterations, decorations, additions or improvements in or to the Leased Premises or the Building; (iii) no Alteration shall affect any part of the Building other than the Leased Premises or adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building; (iv) all business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building; (v) Tenant shall submit to Landlord reasonably detailed written plans and specifications for each proposed alteration and shall not commence any such Alteration without first obtaining Landlord’s written approval of such plans and specifications; (vi) all Alterations in or to the electrical facilities in or serving the Leased Premises shall be subject to the provisions of Section 5 relating to exceeding electrical capacity; (vii) notwithstanding Landlord’s approval of plans and specifications for any Alteration, all Alterations shall be made and performed in full compliance with all Legal Requirements and in accordance with the Rules and Regulations; and (viii) all materials and equipment to be incorporated in the Leased Premises as a result of all Alterations shall be of good quality. If building or other permits from governmental authorities are required for any Alterations, Tenant shall obtain such permits and deliver copies thereof to Landlord before work on such Alterations is begun. After any Alterations are completed, Tenant shall cause all required governmental inspections of the Alterations to be made and shall deliver to Landlord a copy of the inspection report and one complete set of the “as built” plans for such Alterations.

          (b) Unauthorized Alterations: If Tenant shall be in Default under this Section by reason of the making of any Alteration not hereby authorized or by reason of failure to give any notice or to obtain any approval required herein, Tenant may cure such default within the applicable grace period provided in this Lease, and if Tenant fails to do so Landlord may correct or remove the same and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal.
          (c) Installed Fixtures: Except to the extent specifically provided in sub-section (d), all appurtenances, fixtures, improvements, additions and other property attached to or installed in the Leased Premises, whether by Landlord or Tenant or others, and whether at Landlord’s expense, or Tenant’s expense, or the joint expense of Landlord and Tenant, which are affixed to walls, floors or ceilings or which cannot be removed without structural damage to the Building, shall be and remain the property of Landlord. Any replacements of any property of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord except as agreed to in writing by Landlord prior to Lease Execution or prior to commencing such Alterations. Notwithstanding anything to the contrary set forth herein or elsewhere provided, to the extent that Tenant installs, or previously installed in any of the Leased Premises (as defined herein and as defined in the Original Lease), any fixtures, including but not limited to built in shelving, cabinetry, desks or workstations of any kind including removable workstations shown on the Tenant Improvement Plans, appliances, light fixtures, and built-in audio-visual equipment and communication equipment (excluding phone sets) all such items are considered fixtures of the Building and shall be retained by Landlord. To the extent such items were installed on the 3rd or 4th floor of the Building under the Original Lease, Tenant shall not remove those items from the 3rd or 4th floor, as the case may be and to the extent furniture was located on the 3rd or 4th floor of the Building prior to the Effective Date hereof, Tenant shall not remove those items from the 3rd or 4th floor, and hereby conveys all of its right, title and interest in such items to Landlord free and clear of any liens.
          (d) Tenant’s Special Installations: All furniture, furnishings and trade fixtures, excepting lighting fixtures and equipment, but including, without limitation, business machines and equipment, vaults, vault doors and door frames, and vault equipment, if any, safe deposit equipment, counterscreens, grillwork, cages, partitions which are moveable, railings, raised floors, equipment relating to food preparation, food storage and serving, dish washing and cleaning devices and any moveable property, installed by or at the expense of Tenant shall remain the property of Tenant and are referred to herein as “Tenant’s Special Installations.” Tenant may at its expense remove all or any part of said property at any time during the Term, and shall at its expense remove all of said property at the expiration or other termination of the Term unless Landlord shall otherwise consent in writing. Upon removal of any or all of said property Tenant shall then repair all damage. Any of Tenant’s Special Installations which are not removed from the Leased Premises at the expiration of the Term shall be deemed to have been abandoned by Tenant and may be disposed of by Landlord without liability to Tenant.
          (e) Mechanic’s Liens: Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s, materialman’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Leased Premises or the Building. Whenever and as often as any mechanic’s lien or materialman’s lien shall have been filed against the Leased Premises or the Building based upon any act or interest of Tenant or of anyone claiming through Tenant, or if any lien or security interest with respect thereto shall have been filed affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Tenant or its successors in interest, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien or other security interest and in default thereof after the expiration of fifteen (15) days after notice to Tenant, Landlord, in addition to any other remedy under this Lease, may pay the amount secured by such lien or security interest or discharge the same by deposit and the amount so paid or deposited shall be collectible as additional rent. The provisions of this subsection shall not be applicable to liens filed with respect to work done for Tenant’s account by Landlord.
     10. NAME OF BUILDING; TENANT’S SIGNS
          (a) Building Name: The name of the Building shall be 11465 Sunset Hills Road or such other name selected by Landlord in its sole discretion. Landlord expressly reserves the right to have the Building designated by a street number or numbers and to affix to the Building, at locations designated by Landlord, signs indicating any such number or numbers and to change the name of the Building as selected from time to time by Landlord.
          (b) Roof Rights: Landlord has not granted to Tenant any rights in or to the roof or the outer side of the outside walls or windows of the Building, control of which is hereby reserved by Landlord except that Tenant shall have non-exclusive access to and the use of its pro-rata share of available building roof (as determined by Landlord) for the installation and maintenance of communications equipment of Tenant. Landlord will require detailed specifications for review and approval to be provided to Landlord and it’s chosen consultant at least thirty (30) days prior to the date Tenant desires installation to commence. Any reasonable cost of landlord’s consultant in connection with review and approval of the subject specifications and plans shall be reimbursed by Tenant promptly upon request therefore. All roof access will be coordinated with Landlord’s management. Any building penetration shall be subject to the approval of Landlord (and its consultant’s) in Landlord’s sole and absolute discretion. Tenant will obtain all required permits and comply with all applicable restrictions at its sole cost and shall be solely responsible for all costs associated with installation, maintenance and removal of Tenant’s roof top equipment and of any associated building penetrations. Tenant also agrees to be responsible for present and future damages to said roof as the result of Tenant’s access and use of the roof as described herein.
          (c) Signage: Tenant shall not display or erect any lettering, signs, advertisements, awnings or other projections on the exterior of the Leased Premises or in the interior of the Leased Premises if visible from a public way, except for customary hallway door lettering or interior suite signage visible to the public way (approved in writing in advance by Landlord), and except that Tenant shall be entitled to maintain its existing exterior building signage subject to Tenant continuing to occupy the Leased Premises in its entirety and provided Tenant has not been in default beyond any applicable cure period. Landlord shall provide Tenant with a prominent (“top billing”) location of its name on the existing building monument sign incorporated into the project by Landlord provided Tenant continues to occupy the Leased Premises in its entirety and fully and faithfully complies with all of the terms and conditions hereof, including but not limited to the timely payment of all amounts due Landlord hereunder. The Tenant shall not utilize more then its pro-rata share of signage square feet as provided for in local zoning ordinances. The Tenant shall be solely responsible for obtaining all required permits and approvals and shall be solely responsible for all costs associated with permitting, installation, maintenance and removal of its signage. Landlord will require detailed specifications for review and approval, and installation will be coordinated with Landlord’s management. Any building penetration shall be subject to the approval of Landlord (and its consultant’s) in Landlord’s sole and absolute discretion. Landlord shall provide a directory tablet in the main lobby of the Building, at its expense, upon which Landlord, at Landlord’s expense, will affix Tenant’s name and a reasonable number of names of its officers, partners or employees, Landlord, at Landlord’s expense, shall provide a reasonable number of building standard suite identification signs. Directory listings and suite signage for any sub-tenants of Tenant shall be at Tenant’s expense. The size, color, and style of such directory and names affixed thereto shall be selected by Landlord.
     11. LIABILITY INSURANCE
          (a) General Liability Insurance: Tenant, at Tenant’s sole cost and expense, shall obtain and maintain in effect at all times during the Term, a policy of comprehensive general public liability insurance with broad form property damage endorsement, naming Landlord and (at Landlord’s request) any Mortgagee of the Building and any management agent as additional insured(s), protecting Landlord, Tenant and any such Mortgagee and management agent against any liability for bodily injury, death or property damage occurring upon, in or about any part of the Building or the land on which it is built, the Leased Premises or any appurtenances thereto, with such policies to afford protection to the limit of not less than One Million Dollars ($1,000,000.00) with respect to bodily injury or death to any one person, to the limit of not less than Three Million Dollars ($3,000,000.00) with respect to bodily injury or death to any number of persons in any one accident, to the limit of not less than One Million Dollars ($1,000,000.00) with respect to damage to the property of any one owner from one occurrence, and with a deductible of no greater than One Thousand Dollars ($1,000.00) per occurrence. Such comprehensive liability insurance may be effected by a policy or policies of blanket insurance which cover other property in addition to the Leased Premises, provided that the protection afforded thereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to the Leased Premises and provided further that in all other respects any such policy shall comply with the other provisions of this Section.
          (b) Policy Restrictions: The insurance policy required to be obtained by Tenant under this Section: (i) shall be issued by an insurance company of recognized responsibility licensed to do business in the jurisdiction in which the Building is located; and (ii) shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant’s insurance coverage, shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease. With respect to each insurance policy required to be obtained by Tenant under this Section, on or before the Lease Commencement Date, and at least thirty (30) days before the expiration of the expiring policy or certificate previously furnished, Tenant shall deliver to Landlord a certificate of insurance therefor, together with evidence of payment of all applicable premiums. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be cancelled unless Landlord shall have received thirty (30) days’ prior written notice of cancellation.
          (c) Hold Harmless: Except for the willful gross negligent acts or omissions of Landlord or its agents or employees, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all claims, losses, actions, damages, liabilities, and expenses (including attorneys’ fees) that (i) arise from or are in connection with Tenant’s possession, use, occupancy, management, repair, maintenance, or control of the Leased Premises, or any portion thereof, or (ii) arise from or are in connection with any willful or negligent act or omission of Tenant or Tenant’s agents, employees, invitees, or subtenants, or (iii) result from any default, breach, violation, or nonperformance of this Lease or any provisions therein by Tenant, or (iv) arise from injury or death to persons or damage to property sustained on or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits, and proceedings which may be brought against Landlord with respect to the foregoing or in which Landlord may be impleaded. Tenant shall pay, satisfy, and discharge any and all money judgments which may be recovered against Landlord in connection with the foregoing.
          (d) Unavailability in the marketplace of any insurance required herein shall not be excused as a force majure.
     12. FIRE INSURANCE
          (a) Landlord shall, throughout the Term, at its expense, keep the Building, but not Tenant’s Special Installations and Alterations or Tenant’s furniture, furnishings, trade fixtures or property removable by Tenant under the provisions of this Lease, insured against all loss or damage by fire with extended coverage in such amount as any first Mortgagee of the Building may from time to time require. Tenant shall, throughout the Term, at its expense, keep Tenant’s Special Installations and Alterations and Tenant’s personal property insured against all loss or damage by fire with extended coverage in an amount sufficient to prevent Tenant from becoming a co-insurer. Tenant’s policies of insurance shall contain an appropriate clause or endorsement under which the insurer agrees that such policy shall not be cancelled without at least thirty (30) days notice to Landlord.
          (b) Landlord and Tenant will (i) if requested, advise the other as to the provisions of fire and extended coverage insurance policies obtained pursuant to this Section, and (ii) notify the other promptly of any change in the terms of any such policy which would affect such provisions.
     13. DAMAGE BY FIRE OR OTHER CASUALTY
          In the event of loss of, or damage to, the Leased Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:
          (a) If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with reasonable diligence, subject to Unavoidable Delays and a reasonable time for adjustment of insurance losses, to repair, or cause to be repaired, such damage in a manner designed to minimize interference with Tenant’s occupancy (but with no obligation to employ labor at overtime or other premium pay rates). If the Leased Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Leased Premises or the Building, the Basic Rent and Additional Charges shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Leased Premises rendered untenantable. However, if, prior to the date when all of such damage shall have been repaired, any part of the Leased Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant, then the amount by which the Basic Rent and Additional Charges shall abate shall be equitably apportioned for the period from the date of any such use.
          (b) If as a result of fire or other casualty more than one-half (1/2) of the Building Rentable Area is rendered untenantable, Landlord within sixty (60) days from the date of such fire or casualty may terminate this Lease by notice to Tenant, specifying a date, not less than twenty (20)

nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term. If the Leased Premises are damaged as a result of fire or other casualty and if the damage to the Leased Premised (but not including Tenant’s Special Installations or Alterations) is so extensive that such damage cannot be substantially repaired within one hundred and eighty (180) days from the date of the fire or other casualty (except for Unavoidable Delays), either Landlord or Tenant within thirty (30) days from the date of such fire or other casualty may terminate this Lease by notice to the other, specifying a date, not less than twenty (20) nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If either Landlord or Tenant terminates this Lease, the Basic Rent and Additional Charges shall be apportioned as of the date of such fire or other casualty. If neither Landlord nor Tenant so elects to terminate this Lease, then Landlord shall proceed to repair the damage to the Building and the damage to the Leased Premises (but not Tenant’s Special Installations or Alterations), if any shall have occurred, and the Basic Rent and Additional Charges shall meanwhile be apportioned and abated all as provided in subsection (a). However, if such damage is not repaired and the Leased Premises and the Building restored to reasonably the same condition as they were prior to such damage within two hundred and seventy (270) days from the date of such damage (such 270-day period to be extended by the period of any Unavoidable Delays plus a reasonable time for adjustment of insurance losses), Tenant, within thirty (30) days from the expiration of such 270-day period (as the same may be extended), may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term shall expire as fully and completely as if such date were the date herein originally fixed for the expiration of the Term.
          (c) If the Leased Premises shall be rendered untenantable to the extent of eighty percent (80%) or more by fire or other casualty during the last six (6) months of the Term, Landlord or Tenant may terminate this Lease upon notice to the other party given within ninety (90) days after such fire or other casualty specifying a day, not less than twenty (20) days nor more than forty (40) days after the giving of such notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term. If either Landlord or Tenant terminates this Lease pursuant to this subsection, the Basic Rent and Additional Charges shall be apportioned as of the date of such fire or casualty.
          (d) Landlord shall not be required to repair or replace any of Tenant’s Special Installations or Alterations or any other personal property of Tenant and no damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or of the Building, but the foregoing shall not be deemed to relieve Landlord of liability for its breach of any covenant of this Lease.
          (e) The provisions of this Section shall be considered an express agreement governing any instance of damage or destruction of the Building or the Leased Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.
          (f) Notwithstanding any other provisions of this Lease, Landlord shall not be liable or responsible for, and Tenant hereby releases Landlord and its partners, shareholders, officers, directors, agents, and employees from, any and all liability or responsibility to Tenant or any Person claiming by, through or under Tenant, unless caused by Landlord’s gross negligence, by way of subrogation or otherwise, for any injury, loss, or damage to Tenant’s property covered by a valid and collectible fire insurance policy with extended coverage endorsement Tenant shall require its insurer(s) to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Landlord, and Tenant shall pay any additional premium required therefor.
          (g) Notwithstanding any other provision of this Lease, Tenant shall not be liable or responsible for, and Landlord hereby releases Tenant and its partners, shareholders, officers, directors, agents, and employees from, any and all liability or responsibility to Landlord or any Person claiming by, through or under Landlord, unless caused by Tenant’s gross negligence, by way of subrogation or otherwise, for any injury, loss, or damage to Landlord’s property covered by a valid and collectible fire insurance policy with extended coverage endorsement. Landlord shall require its insurer(s) to include in all of Landlord’s insurance policies which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against Tenant, and Landlord shall pay any additional premium required therefor.
          (h) The proceeds payable under all fire and other hazard insurance policies maintained by Landlord on the Building shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to its own fire and hazard insurance policies in the event of damage to Tenant’s Special Installations or Alterations or its personal property.
     14. CONDEMNATION
          (a) In the event of a Taking of the whole of the Leased Premises, this Lease shall terminate as of the date of such Taking. If only a part of the Leased Premises shall be so taken then, except as otherwise provided in this subsection, this Lease shall continue in force and effect but, from and after the date of the Taking, the Basic Rent and Additional Charges shall be equitably reduced on the basis of the portion of the Leased Premises so taken. If a part of the Building shall be taken, and if either (i) the part of the Building so taken contains more than twenty-five percent (25%) of the Rentable Area of the Leased Premises immediately prior to such Taking, or (ii) in Landlord’s reasonable opinion it shall be impracticable to continue to operate the Building, then Landlord, at Landlord’s option, may give to Tenant within sixty (60) days after the date upon which Landlord shall have received notice of the Taking, thirty (30) days notice of termination of this Lease. If a part of the Building so taken contains more than twenty-five percent (25%) of the Rentable Area of the Leased Premises immediately prior to such Taking, or (ii) by reason of such Taking, Tenant no longer has reasonable means of access to the Leased Premises, then Tenant, at Tenant’s option, may give to Landlord within sixty (60) days after the date upon which Tenant shall have received notice of such Taking, thirty (30) days notice of termination of this Lease. If thirty (30) days notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of the thirty (30) day period. If this Lease is terminated pursuant to the foregoing provisions of this subsection, then, to the extent permitted by applicable law and such Taking, Tenant shall have access to the Leased Premises in order to remove Tenant’s Special Installations and any other personal property then owned by Tenant and which Tenant is entitled to remove pursuant to this Lease during the period of thirty (30) days from the date Tenant is permitted access therefor. If a Taking occurs which does not result in the termination of this Lease, Landlord shall repair, alter, and restore the remaining portions of the Leased Premises to their former condition to the extent that the same may be feasible.
          (b) Landlord shall have the exclusive right to receive any and all awards made for damages to the Leased Premises and the Building accruing by reason of a Taking or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all of Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof. However, Tenant shall have the right to make its own claim against the condemning authority for a separate award for the value of any of Tenant’s Special Installations and Alterations, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law which do not constitute part of the compensation for the Building and do not diminish the amount of the award to which Landlord would otherwise be entitled.
     15. ASSIGNMENT AND SUBLETTING
     Tenant shall not mortgage, pledge, encumber, sell, assign, or transfer this Lease, in whole or in part, by operation of law or otherwise, or sublease all or any part of the Leased Premises, without Landlord’s written consent, which consent may be withheld for any reason whatsoever except as specifically set forth in this paragraph 15. In all events no such assignment shall be valid unless, prior to the commencement of the subject sub-lease or the occupancy of the sub-tenant Landlord shall have received financial information and documents from the proposed sub-tenant and approved the proposed sublease and Tenant shall have delivered to Landlord (i) a duplicate original instrument of assignment in form reasonably satisfactory to Landlord, duly executed by Tenant, and (ii) an instrument in form attached hereto as Exhibit I, duly executed by the Tenant and the assignee or sub-tenant, in which such assignee or sub-tenant shall agree, among other things, to observe and perform, and to be personally bound by, all of the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, whether or not accruing prior to or after the date of such assignment and whether or not relating to matters arising prior to such assignment. In the event of any monetary Defualt hereunder that remains uncured after the passage of any applicable cure period, as set forth herein, Tenant hereby irrevocably assigns to Landlord the right to collect all Rent and additional charges due Tenant as Sublandlord from any subtenant.
          (a) Right to Sublease: Tenant shall not have the right to sublease or assign the Leased

Premises in whole or in part to any party without Landlord’s prior written approval. If Landlord allows subleasing, in all events Tenant shall remain primarily liable under the lease. All additional rent and other compensation, in excess of the Basic Rent hereunder, provided by the subject sub-tenant under any sub-lease shall be the sole property of Landlord. In all events, any and all security deposit, paid to Tenant by any sub-tenant shall be promptly delivered to an escrow agent, selected by Landlord. Further, all payments due Tenant, as Sub-landlord, under any such Sub-lease shall be paid by joint check, made payable to Landlord and Tenant and if paid over to Landlord shall be credited against the then current amount due Landlord from Tenant.
          (b) Restrictions on Sub-leasing: It is understood and agreed that the overall make up of tenants and the size of sub-leased spaces within the Building is subject to the Landlord’s sole and absolute discretion and in all events subject to Landlord’s approval. The Landlord reserves the right to deny approval of a sub-lease to any party.
          (c) Prior to Offering: In connection with any request by Tenant for consent to sublet all or any portion of the Leased Premises, Tenant shall, at least ten (10) days prior to offering any space for sub-lease, submit to Landlord, in writing, a notice of Tenant’s desire to sub-lease a portion of the Leased premises containing such information as the amount of proposed sub-lease space, the location of the proposed sub-lease space, an as-built floor plan of the proposed sub-lease space, the terms to be sought by Tenant under a sub-lease for the proposed sub-lease space, and the date of availability of the proposed sub-lease space.
          (d) Sub-tenant Identification: Upon identifying a proposed sub-lease tenant (a “Proposed Sub-tenant”) or a proposed assignee (a “Proposed Assignee”) Tenant shall submit to Landlord, in writing, a statement containing the name of the Proposed Assignee or Sub-tenant, such information as to its financial responsibility and standing of the Proposed Assignee or Sub-tenant as Landlord may require, and all of the terms and provisions upon which the proposed assignment or sublease is to be made, and a floor plan delineating the proposed sublet area.
          (e) Sub-lease Profits: In all events, any and all additional rent and other compensation in excess of the Basic Rent provided for herein, as provided for under any sublease or assignment permitted by Landlord, shall be the sole and exclusive property of Landlord without offset or deduction of any kind, including, but not limited to any offset for Tenant’s costs of sub-leasing, legal expenses associated with the subject sub-lease, sub-tenant improvements paid for by Tenant, and any other concessions made to the subject sub-tenant (the “Sub-lease costs”). For the purposes of this provision Tenant agrees that all additional rent and other compensation in excess of the Basic Rent provided for herein generated from sub-leasing any of the Leased premises shall belong to, and be the sole property of Landlord. Further, in no event shall Tenant be entitled to any portion of any profits generated by the sale of special services (including additional services provided by Landlord) to any sub-tenant of Tenant. In all events any permitted sub-tenant shall be required to execute a sub-lease agreement that is acceptable to Landlord in Landlord’s reasonable discretion and which incorporates all terms and conditions of this Lease.
          (f) Mortgagee Approval: In all events all proposed subleases of the Leased Premises shall be subject to the approval of any lender of Landlord that holds a mortgage on the Building.
          (g) Right of First Refusal: The Landlord shall at all times have a right of first refusal upon any portion of the Leased Premises that Tenant desires to sublease which right of first refusal may be assigned by Landlord. In the event the Landlord exercises this option the terms of the subject sub-lease shall be those readily available to Tenant from a third party. However, Landlord’s right of first refusal shall not apply where Tenant demonstrates that such sublease provides Tenant a reasonable business benefit.
          (h) Invalid Transfers: Any attempted transfer, assignment, sub-leasing, mortgaging or encumbering of this Lease in violation of the provisions of this Section shall be void and confer no rights upon any third person. No permitted assignment or subletting shall relieve Tenant of any of its obligations under this Lease. Landlord and Tenant agree that (i) any consideration paid to Tenant in connection with a sub-leasing of all or any part of the Leased Premises which is attributable to an increase in the rental value of the Leased Premises over and above the Basic Rent and Additional Charges payable under this Lease, and (ii) any consideration paid to Tenant or any sub-tenant or other Person claiming through or under Tenant in connection with an assignment of the Tenant’s interest in this Lease or the interest of any sub-tenant or other Person claiming though or under Tenant under any sub-lease, shall accrue to the benefit of Landlord and not to the benefit of Tenant, or any sub-tenant or other Person claiming through or under Tenant, or the creditors of Tenant or of any such subtenant or other Person claiming through or under Tenant, and Landlord shall have the right to condition its consent to any such assignment or subletting upon receipt by Landlord of Tenant’s or any subtenant’s or other Person’s written confirmation of or other evidence of compliance with, the provisions of clause (i) or (ii), as the case may be.
          (i) Transfer of Control: If Tenant is a corporation, any transfer of any of Tenant’s issued and outstanding capital stock or any issuance of additional capital stock, as a result of which the majority of the issued and outstanding capital stock of Tenant is held by a Person or Persons who do not hold a majority of the issued and outstanding capital stock of Tenant on the date hereof, shall be deemed an assignment under this Section 15; provided, however, that this sentence shall not apply to a corporation if all of the outstanding voting stock of such corporation is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. If Tenant is a partnership, or limited liability company, any transfer of any interest in the partnership, or limited liability company, or any other change in the composition of the partnership, or limited liability company, which results in a change in the control of Tenant from the Person or Persons controlling the partnership, or limited liability company, on the date hereof, shall be deemed an assignment under this Section 15. Notwithstanding this provision (15(i)) it is agreed that if such a transfer of stock occurs and within fifteen (15) days of such transfer (if not provided in advance of the transfer) the Landlord (a) receives financial statements and other related information, as required of Tenant hereunder, from the transferee, (b) acknowledges to the Tenant in writing that Landlord finds the financial condition of the transferee of the stock to be reasonably acceptable, and (c) the transferee of the stock affirms this Lease in writing, in a form acceptable to Landlord, then in such event such a transfer of control shall not be considered a Event of Default hereunder.
          (j) Obligations of Assignee or Subtenant: If Tenant’s interest in this Lease is assigned in whole or in part, whether or not in violation of the provisions of this Section, Landlord, at its sole option, may collect all rent and other amounts due Tenant from the assignee, whether Tenant is in Default hereunder or not. If the Leased Premises or any part thereof are sub-leased to, or occupied by, or used by, any Person other than Tenant, whether or not in violation of this Section, Landlord, at its sole option, may collect all rent and other amounts due Tenant from the sub-tenant (“Sub-tenant Payments”), whether Tenant is in Default hereunder or not. In either case, Landlord shall provide written notice to the subject sub-tenant or occupant of the Leased Premises, at the address of the Leased Premises, and to Tenant under this Lease informing the subject parties of Landlord’s election of its option to receive all Sub-tenant Payments and thereafter all Sub-tenant Payments due Tenant shall be paid directly to Landlord. In either case. Landlord shall apply the amount collected to the rents reserved in this Lease, but neither any such assignment, sub-leasing, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, sub-tenant, occupant or user as tenant. The consent by Landlord to any assignment or sub-leasing shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any assignment or sub-leasing. The listing of any name other than that of Tenant on any door of the Leased Premises or on any directory in the Building, or otherwise, shall not operate to vest in the Person so named any right or interest in this Lease or in the Leased Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Section, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord’s will by notice to Tenant, except where there exists a valid sublease. Neither an assignment of Tenant’s interest in this Lease nor a sub-leasing, occupancy or use of the Leased Premises or any part thereof by any Person other than Tenant, nor the collection of rent by Landlord from any Person other than Tenant as provided in this subsection, nor the application of any such rent as provided in this subsection shall, in any circumstances, relieve Tenant from its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.
     16. DEFAULT PROVISIONS
     (a) Each of the following events shall be deemed to be, and is referred to in this Lease as, an “Event of Default”:
                    (1) A default by Tenant in the due and punctual payment of (i) all Basic Rent due, by wire transfer, on the first business day of each calendar month, (ii) all Additional Charges (including but not limited to Tenant’s Additional Costs) as and when they become due as set forth herein, (iii) any amounts that become due and the entire balance due under the Promissory Note, representing the Security Deposit as set forth in Paragraph 19 hereof as and when such amounts become due, if applicable,; or

                    (2) The neglect or failure of Tenant to perform or observe any of the terms, covenants, or conditions contained in this Lease on Tenant’s part to be performed or observed (other than those referred to in paragraph (1) above for which Tenant does not have the right to a cure period) which if not remedied by Tenant within fifteen (15) business days after Landlord shall have given to Tenant written notice specifying such neglect or failure; if such condition can not practically be remedied within said fifteen (15) day period Tenant shall have forty five days from the date of such notice to remedy the condition provided Tenant timely commences and diligently prosecutes such remedy unless the nature of such condition requires it to be remedied in a shorter period of time; or
                    (3) The assignment, transfer, mortgaging, or encumbering of this Lease or the sub-leasing of any or all of the Leased Premises in a manner not strictly in accordance with and permitted by Section 15; or
                    (4) The taking of this Lease or the Leased Premises, or any part thereof, upon execution or by other process of law directed against Tenant, or upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, which execution or attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof; or
                    (5) The abandonment of the Leased Premises, in whole or in part, by Tenant, provided that no abandonment shall be considered to have occurred so long as Tenant continues to pay all amounts due Landlord, as and when due, and continues to meet all other terms, conditions, and obligations of Tenant under this Lease, as reasonably determined by Landlord.
                    (6) The failure of any sub-tenant occupying any portion of the Leased Premises to comply with each and every provision of this Lease.
          (b) Upon the occurrence of an Event of Default, Landlord shall have the right, at its election, then or at any time thereafter while such Event of Default shall continue, either:
                    (1) To give Tenant written notice that this Lease will terminate on a date to be specified in such notice, which date shall not be less than ten (10) business days after such notice, and on the date of such notice Tenant’s right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, but Tenant shall remain liable as provided in subsection (c);or
                    (2) Without demand or notice, to re-enter and take possession of the Leased Premises, or any part thereof, and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant a right to occupy the Leased Premises, and remove the effects of both or either, either by summary proceedings, or by action at law or in equity or by force (if necessary) or otherwise, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenant.
                              If Landlord elects to re-enter the Leased Premises as set forth above, Landlord may terminate this Lease, or, from time to time, without terminating this Lease, may re-lease the Leased Premises, or any part thereof, as agent for Tenant for such term or terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant as set forth above or unless the termination thereof be decreed by a court of competent jurisdiction. Tenant waives any right to the service of any notice of Landlord’s intention to re-enter provided for by any present or future law.
          (c) If Landlord terminates this Lease pursuant to subsection (b), Landlord shall have the option to accelerate and declare the entire amount of all Basic Rent and Additional Charges (including but not limited to Tenant’s Additional Costs) provided for herein until the date this Lease would have expired had such termination not occurred as the total rental set forth in Section (a) (1) of this Paragraph as due and payable forthwith. Tenant shall be liable (in addition to accrued liabilities) to the extent legally permissible for (i) the sum of (A) all Basic Rent and Additional Charges (including but not limited to Tenant’s Additional Costs) provided for in this Lease until the date this Lease would have expired had such termination not occurred, and (B) any and all reasonable expenses incurred by Landlord in re-entering the Leased Premises, repossessing the same, making good any default of Tenant, painting the same, adjoining the same with any adjacent space for any new tenants, putting the same in proper repair, re-letting the same (including any and all reasonable attorneys’ fees and disbursements and reasonable brokerage fees incurred with so doing), and any and all expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any re-letting.
          In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge reasonable as attorney’s fees with respect to any successful law suit or action instituted by Landlord to enforce the provisions of this Lease. Landlord shall have the right, at its sole option, to release the whole or any part of the Leased Premises for the whole of the un-expired Term, or longer, or from time to time for shorter periods, for any rental then obtainable, giving such concessions of rent and making such special repairs, alterations, decorations, and paintings for any new tenant as Landlord, in its sole and absolute discretion, may deem advisable. Tenant’s liability as aforesaid shall survive the institution of summary proceedings and the issuance of any warrant thereunder. Landlord shall be under no obligation to re-lease the Leased Premises, but agrees to use its best efforts to do so.
     17. BANKRUPTCY TERMINATION PROVISION
          At the sole and exclusive option of Landlord, evidenced by written notice from Landlord to Tenant, the Landlord may, without relieving Tenant from any of its obligations that survive termination, terminate this Lease, without the performance of any additional act or the giving of any additional notice to any other party, effective immediately upon the occurrence of any of the following events, even if the effective date of termination precedes the date of Landlord’s notice, or on such later date as determined by Landlord: (1) Tenant’s admitting in writing its inability to pay its debts generally as they become due, or (2) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or (3) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days, or (4) Tenant’s making an assignment of all or a substantial part of its property for the benefit of its creditors in satisfaction of a pre-existing debt or obligation, or (5) Tenant’s seeking or consenting to or acquiescing in the appointment of, or the taking of possession by, a receiver, trustee or custodian for all or a substantial part of its property, or (6) the entry of a court order without Tenant’s consent, which order shall not be vacated, set aside or stayed within thirty (30) days from the date of entry, appointing a receiver, trustee, or custodian for all or a substantial part of Tenant’s property. The provisions of this Section shall be construed with due recognition for the provisions of the federal bankruptcy laws, where applicable, but shall be interpreted in a manner which results in a termination of this Lease, at the option of Landlord, in each and every instance, and to the fullest extent that such termination is permitted under the federal bankruptcy laws, it being of prime importance to the Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.
     18. LANDLORD MAY PERFORM TENANT’S OBLIGATIONS
          If Tenant shall fail to keep or perform, any of its obligations as provided in this Lease in respect to (a) maintenance of insurance, (b) repairs and maintenance of Leased Premises, (c) compliance with Legal Requirements, or (d) the making of any other payment or performance of any other obligation (other then the payment of amounts due Landlord hereunder), then Landlord may (but shall not be obligated to) upon the continuance of such failure on Tenant’s part for ten (10) days after written notice to Tenant (or after such additional period, if any, as Tenant may reasonably require to cure such failure if of a nature which cannot be cured within said 10-day period but not to exceed fifteen additional days), or without notice in the case of an emergency, and without waiving or releasing Tenant from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation and all sums so paid by Landlord and all necessary incidental costs and expenses, including attorney’s fees, incurred by Landlord in making such payment or performing such obligation, together with interest thereon from the date of payment at the Default Interest Rate, shall be deemed Additional Rent and shall be paid to the Landlord on demand, or at Landlord’s option may be added to any installment of Basic Rent thereafter falling due, and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Basic Rent.
     19. SECURITY DEPOSIT
          (a) Upon execution of this Lease, Tenant shall pay Landlord a Security Deposit in the amount of Seven Hundred and Fifty Thousand and 00/100 Dollars ($750,000.00), in the form of the promissory note attached hereto as Exhibit G and incorporated herein (the “Security Deposit Promissory Note”). The Security Deposit Promissory Note shall provide for the total amount due thereunder to be due and payable not later then five (5) days after any Default by Tenant that is not cured within the applicable cure period, if any applies. Provided the Tenant has demonstrated financial viability, as reasonably determined by Landlord or Landlord’s Mortgagee(s), on the fourth anniversary of the Lease Commencement, the principal amount of this Note shall be reduced from Seven Hundred and Fifty Thousand Dollars ($750,000.00) to an amount equal to the Basic Rent for the last Lease Year of the Lease Term.
          (b) As consideration for Landlord entering into this Lease Agreement the Tenant hereby expressly waives and relinquishes any and all right Tenant may have (i) to any portion of the security deposit paid to Landlord pursuant to the Original Lease, (ii) to earn interest on any cash Security Deposit delivered to Landlord in connection with the Security Deposit Promissory Note hereunder.
          (c) Tenant hereby deposits with Landlord the Security Deposit, as security for the prompt, full, and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. If an Event of Default occurs, Landlord may use, make demand for payment of the full amount of the Security Deposit Promissory Note and upon receipt thereof, apply, or retain the whole or any part of the Security Deposit for the payment of (i) any Basic Rent or Additional Charges which Tenant may not have paid or which may become due after the occurrence of such Event or Default, (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease (including the reimbursement of the un-amortized Tenant Improvement Allowance provided by Landlord), or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including damages or deficiency in the re-leasing of the Leased Premises as provided in Section 16. The use, application, or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purpose set forth above, Tenant agrees, within ten (10) days after a written demand therefore is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount.
          (d) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after the expiration of the Term, without interest. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved of liability under this Section.
          (e) In the event of a transfer of Landlord’s interest in the Leased Premises, Landlord shall have the right to transfer the Security Deposit to the transferee thereof. In such event, upon the delivery by Landlord to Tenant of such transferee’s written acknowledgement of its receipt of such Security Deposit, Landlord shall be deemed to have been released by Tenant from all liability or obligation for the return of such Security Deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit and the transferee shall be bound by all provisions of this Lease relating to the return of the Security Deposit.
          (f) The Security Deposit shall not be mortgaged, assigned, or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion.
          (g) THE SECURITY DEPOSIT PROMISSORY NOTE SHALL CONTAIN A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS TENANT MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST TENANT WITHOUT ANY FURTHER NOTICE.
          (h) Should any sums become due and payable under the Security Deposit Promissory Note and such sums are not paid when and as due, time being of the essence, the Borrower hereby constitutes and appoints Marc Bettius and/or Christopher D. Clemente, either of whom may act, as its attorney-in-fact to confess judgment on the Borrower under the Security Deposit Promissory Note for the full sum due thereunder, plus attorney’s fees of 20% of the total amount then outstanding under the Security Deposit Promissory Note, and upon entry of the judgment, the Borrower under the Security Deposit Promissory Note waives the benefit of any and every statute, ordinance, or rule of court which may lawfully waived conferring upon the Borrower under the Security Deposit Promissory Note any right or privilege or exemption, stay of execution or supplemented proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The Borrower under the Security Deposit Promissory Note acknowledges that said sum is reasonable as evidenced by Borrowers signature on the Security Deposit Promissory Note. The Borrower under the Security Deposit Promissory Note consents to venue in the Circuit Court of Fairfax County with respect to the institution of an action confessing judgment hereon. The authority and power to appear for and enter judgment against the Borrower under the Security Deposit Promissory Note shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto, such authority and power may be exercised on one or more occasions from time to time in the same or different jurisdictions as often as the Lender under the Security Deposit Promissory Note or its assigns shall deem necessary or advisable until all sums due under the Security Deposit Promissory Note are paid in full.
     20. SUBORDINATION
          (a) This Lease and Tenant’s interest hereunder shall have priority over, and be senior to, the lien of any Mortgage made by Landlord after the date of this Lease. However, if at any time or from time to time during the Term, a Mortgagee or prospective Mortgagee requests that this Lease be subject and subordinate to its Mortgage, and if Landlord consents to such subordination, this Lease and Tenant’s interest hereunder shall be subject and subordinate to the lien of such Mortgage and to all renewals, modifications, replacements, consolidations, and extensions thereof and to any and all advances made thereunder and the interest thereon. Tenant agrees that, within ten (10) days after receipt of a written request therefor from Landlord, it will, from time to time, execute and deliver any instrument or other document required by any such Mortgagee to subordinate this Lease and its interest in the Leased Premises to the lien of such Mortgage. If, at any time or from time to time during the Term, a Mortgagee of a Mortgage made prior to the date of this Lease shall request that this Lease have priority over the lien of such Mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such Mortgage and all renewals, modifications, replacements, consolidations, and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) days after receipt of a written request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In addition, the Mortgagee of a Mortgage which has priority over this Lease shall have the right, at its option, to subordinate the lien of its Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to that effect among the applicable Land Records. In any event, however, if this Lease shall have priority over the lien of a first Mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate Mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate Mortgagee, without the written consent of the first Mortgagee.
          (b) This Lease and Tenant’s interest hereunder shall be subject and subordinate to each and every ground or underlying lease hereafter made of the Building or the land on which it is constructed, or both, and to all renewals, modifications, replacements, and extensions thereof. Tenant agrees that, within ten (10) days after receipt of written request therefor from Landlord, it will, from time to time, execute, acknowledge and deliver any instrument or other document required by any such lessor to subordinate this Lease and its interest in the Leased Premises to such ground or underlying lease.
          (c) If (i) the Building, or any part thereof, or the land on which the Building is constructed, or the Landlord’s leasehold estate in the Building, is at any time subject to a first Mortgage, and Landlord has entered into an assignment of this Lease to the holder of said first Mortgage, and (ii) the Tenant is given written notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the Basic Rent payable hereunder for any default on the part of the Landlord without first giving written notice, in the manner provided elsewhere in this Lease for the giving of notice, to such first Mortgagee, specifying the default in reasonable detail, and affording such first Mortgagee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.
     21. ATTORNMENT
          In the event of (a) a transfer of Landlord’s interest in the Leased Premises, (b) the termination of any ground or underlying lease of the Building or the land on which it is constructed, or both, or (c) the purchase of the Building or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, upon demand by the owner of the Building or the land on which it is constructed, or both, attorn to and recognize the transferee or purchaser of Landlord’s interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person, as “Landlord,” and Tenant, as “Tenant,” except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord prior to such lease termination or prior to such person’s succession to title, nor be subject to any offset, defense or counterclaim accruing price to such lease termination or prior to such person’s succession to title, nor be bound by any payment of Basic Rent or Additional Charges prior to such lease termination or prior to such person’s succession to title for more than one (1) month in advance. Tenant shall, upon request by Landlord or the transferee or purchaser of Landlord’s interest or the lessor under the terminated ground or underlying lease, as the case may be, execute and deliver an instrument or instruments confirming the foregoing provisions of this Section. Tenant hereby waives the provisions of any present or future law or regulation which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease, or the obligations of Tenant hereunder, upon or as a result of the termination of any such ground or underlying lease or the completion of any such foreclosure and sale.
     22. QUIET ENJOYMENT
          Landlord covenants that Tenant, upon paying the Basic Rent and the Additional Charges provided for in this Lease, and upon performing and observing all of the terms, covenants, conditions, and provisions of this Lease on Tenant’s part to be kept, observed and performed, shall quietly hold, occupy, and enjoy the Leased Premises during the Term without hindrance, ejection, or molestation by Landlord or any party lawfully claiming through or under Landlord.
     23. LANDLORD’S RIGHT OF ACCESS TO LEASED PREMISES
          (a) Landlord and its agents shall have the following rights in and about the Leased Premises: (i) to enter the Leased Premises at all reasonable times and with reasonable notice to examine the Leased Premises or for any of the purposes set forth in this section or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant, its officers, partners, agents, or employees shall not be personally present or shall not open and permit an entry into the Leased Premises at any time when such entry shall be necessary or permissible, to use a master key or forcibly to enter the Leased Premises; (ii) to erect, install, use, and maintain pipes, ducts, and conduits in and through the Leased Premises which, when completed, will not substantially interfere with the use or appearance or materially reduce the space afforded to Tenant in the Leased Premises; (iii) to exhibit the Leased Premises to others at reasonable times and for reasonable purposes; (iv) to make such decorations, repairs, alterations, improvements, or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air-conditioning, elevator, plumbing, electrical and other mechanical facilities installed by Landlord, as Landlord may deem necessary or desirable; and (v) to take all materials into and upon the Leased Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions, or maintenance. Landlord agrees to give prior notice before it exercises its rights under this subsection, except that Landlord may enter the Leased Premises without notice in the case of an emergency. In making such an entry, Landlord agrees to use reasonable efforts to avoid interfering with the regular and usual conduct of the Tenant’s business.
          (b) All parts (except surfaces facing the interior of the Leased Premises) of all walls, windows, and doors bounding the Leased Premises (including exterior Building walls, corridor walls, doors, and entrances), all balconies, terraces, and roofs adjacent to the Leased Premises, all space in or adjacent to the Leased Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, and air-conditioning, plumbing, electrical, and other mechanical facilities installed by Landlord, service closets and other Building facilities, and the use thereof, as well as access thereto through the Leased Premises for the purposes of operation, maintenance, alteration, and repair, are hereby reserved to Landlord. Nothing contained in this Section shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration, or repair of the Leased Premises or the Building.
          (c) The exercise by Landlord or its agents of any right reserved to Landlord in this Section shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. Landlord agrees to exercise its rights under this Section in a manner designed to minimize interference with Tenant’s normal business operations, without any obligation, however, to employ labor at overtime or other premium pay rates.
     24. LIMITATION ON LANDLORD’S LIABILITY
          (a) Except for damages resulting from the willful or negligent act or omission of Landlord, its agents and employees, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, guests or trespassers, for any damage or loss to the property of Tenant or others located on the Leased Premises, or in the Building or the land on which it is built, or for any accident or injury to Persons in the Leased Premises or the Building, resulting from the necessity of repairing any portion of the Building; the use or operation (by Tenant or any other Person or Persons whatsoever) of any elevators, or heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Building or the Leased Premises; any fire, robbery, theft, and/or any other casualty; any leaking in any part of the Leased Premises; any water, gas, steam, fire, explosion, electricity or falling plaster; the bursting, stoppage or leakage of any pipes, sewer pipes, drains, conduits, appliances or plumbing works; or any other cause whatsoever.
          (b) Landlord shall not be required to perform any of its obligations hereunder, nor be liable for loss or damage for failure to do so, nor shall Tenant be released from any of its obligations under this Lease because of the Landlord’s failure to perform, where such failure arises from or through Unavoidable Delays or Legal Requirements. If Landlord is so delayed or prevented from performing any of its obligations during the Term, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation.
     25. ESTOPPEL CERTIFICATES
          Tenant agrees from time to time, within ten (10) days after written request therefor by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to Landlord, any Mortgagee, assignee of a Mortgagee, or any purchaser of the Building or the land on which it is constructed, or both, or any other Person designated by Landlord, as of the date of such statement, (i) that Tenant is in possession of the Leased Premises; (ii) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses known to Tenant against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) the dates, if any, to which any Basic Rent or Additional Charges have been paid in advance; (v) that Tenant has no knowledge of any uncured defaults on the part of Landlord under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (vii) the amount of any Security Deposit held by Landlord; and (viii) any additional facts reasonably requested by any such Mortgagee, assignee or a Mortgagee or purchaser.
     26. SURRENDER OF LEASED PREMISES
          (a) Tenant shall, on or before the last day of the Term, except as otherwise expressly provided elsewhere in this Lease, remove all of its property and peaceably and quietly leave, surrender and yield up to the Landlord the Leased Premises, free of sub-tenancies, broom clean and in good order and condition except for reasonable wear and tear, damage by fire or other casualty, or conditions requiring repair by Landlord hereunder at Landlords expense.
          (b) The provisions of this Section shall survive any expiration or termination of this Lease.
     27. HOLDING OVER
          If Tenant shall hold over possession of the Leased Premises after the end of the Term, Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, at 150% of the Basic Rent, adjusted to a monthly basis, and subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable, or as the same shall be adjusted, to a month-to-month tenancy. Notwithstanding the immediately preceding sentence the Tenant shall have the right to hold over for a period of up to two (2) months following the expiration of the Lease Term, or any extension thereof, at 150% of the Base Rent in effect during the last month of the previous Lease Term with six (6) months written notice. Thereafter the holdover rent will be at 175% of the Basic Rent in effect during the last month of the previous Lease Term plus consequential damages.
     28. PARKING
          Tenant will have the right to utilize it’s pro-rata share of the parking spaces in the project’s parking structure and in the surface parking lots at no cost during the initial Lease Term and any extensions, including up to 10 reserved spaces in a location that includes the ten closest spaces to the entry door into the Building from the covered garage that were assigned to Tenant pursuant to the Original Lease. Throughout the Term, Tenant and/or its employees shall have the right, without additional cost, to park their automobiles in the surface and garage parking areas provided for the Building. Such parking spaces shall be available on a first-come, first-served basis (except as otherwise provided above), subject, however, to the rights of any other tenant of the Building to park automobiles in reserved parking spaces as provided in its lease. Landlord reserves the right, at any time or from time to time during the Term, to control access to the surface and garage parking areas, by use of mechanical or electric devices or otherwise, to tenants of the Building and their employees, provided that Landlord shall reserve at least twelve (12) parking spaces for parking for visitors of the Building. If, at any time during the Term, Landlord implements a controlled access system for the Building parking areas, Tenant shall have the right without additional cost, to use unassigned parking spaces in the structured parking and the surface parking lots on a pro-rata basis based on the square footage of the Leased Premises. Neither Tenant nor any of its employees shall use any of the parking facilities for storage of vehicles (or any other item such as boats or trailers) or park its or their automobiles in any portion of the Building parking areas reserved for visitor or handicapped parking or for parking of automobiles belonging to other tenants of the Building. Tenant shall cause its employees to abide by any parking reservation system implemented from time to time by Landlord. Any failure to abide by the parking restrictions implemented by Landlord shall entitle Landlord to have the vehicles parked in violation of the restrictions towed away at the risk and expense of the vehicle owner.
     29. LEASING COMMISSION
          Landlord and Tenant each represent and warrant to the other that neither of them has employed any broker in carrying on the negotiations relative to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.
     30. GENERAL PROVISIONS
          (a) The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and, subject to the provisions of Section 15, each of their respective personal representatives, successors and assigns.
          (b) It is the intention of the parties hereto that this Lease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.
          (c) No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by the Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition, limitation, right or remedy. No term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
          (d) No notice, request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and is delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (1) if to Landlord, at Landlord’s Notice Address, or (2) if to Tenant, at Tenant’s Notice Address, or at any other address that may be given by one party to the other by notice pursuant to this subsection. Such notices, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing.
          (e) It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. It is understood and agreed, however, that the terms hereof shall be modified, if so required, for the purpose of complying with or fulfilling the requirements of any Mortgagee secured by a first Mortgage that may now be or hereafter become a lien on the Building, provided, however, that such modification shall not be in substantial derogation or diminution of any of the rights of the parties hereunder, nor increase any of the obligations or liabilities of the parties hereunder.
          (f) Tenant hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by Landlord on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Leased Premises. Tenant also agrees to waive any and all counterclaims Tenant may have in any suit for possession by Landlord; it being understood that the subject of any such counterclaim may be asserted by Tenant but only in a separate action brought by Tenant against Landlord.
          (g) Tenant hereby waives any objection to the venue of any action filed by Landlord against Tenant in any state or federal court in the jurisdiction in which the Building is located, and Tenant further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by Landlord to any other court.
          (h) In the event Tenant institutes an action at law or in equity against Landlord under the terms of this Lease and does not prevail, or the case is non-suited by Tenant, then in either event Tenant shall be liable for Landlord’s attorney’s fees and other expenses of litigation.
          (i) If Tenant is a corporation, within two (2) business days of the signing of this Lease, it shall furnish to Landlord certified copies of the resolutions of its Board of Directors (or of the executive committee of its Board of Directors) authorizing Tenant to enter into this Lease; and it shall furnish to Landlord evidence (reasonably satisfactory to Landlord and its counsel) that Tenant is a duly organized corporation in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business in good standing in the Commonwealth of Virginia, has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.
          (j) Time is of the essence in the performance of all Tenant’s obligations under this Lease.
          (k) Wherever appropriate herein, the singular includes the plural and the plural includes the singular.
          (l) If any provision of this Lease shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.
          (m) The captions in this Lease are for convenience only and shall not affect the interpretation of the provisions hereof.
          (n) This Lease is not intended to create a partnership or joint venture between Landlord and Tenant in the conduct of their respective business.
          (o) Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Leased Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Leased Premises, shall be limited to such estate and property of Landlord. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Leased Premises, and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.
          (a) This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same instrument.
          (b) Tenant shall use best efforts to deliver to Landlord prior to the Lease Commencement Date, in a form and content reasonably satisfactory to Landlord, the following; (i) an irrevocable and unconditional assignment of each of the subleases (the “Assignment of Subleases”), entered into by Tenant as Sub-landlord with (a) Iona Technologies, Inc, (b) I-Connect, LC, and (c) Opennet, Inc. as subtenants (individually or collectively the “Comscore Subtenants”), (ii) a written statement from each of the Comscore Subtenants acknowledging the assignment of their subject sublease and the attorning of the rent and sublease to Landlord, affirming the validity of the subject sublease, and confirming all amounts due from Sub landlord to Subtenant (the “Subtenant Acknowledgement and Affirmation of Sublease”).
          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed by their duly authorized partners or officers as set forth below:
Seen and agreed this 24 day of June, 2003
ComScore Networks, Inc.

By:	/s/ Sheri L. Huston	Witness:	/s/ Sarah A. Schar

Print Name: /s/ Sheri L. Huston
Title: /s/ CFO		Name:	/s/ Sarah A. Schar

Seen and agreed this 24 day of June, 2003

Comstock Partners, LC

By:	/s/ Christopher Clemente	Witness:	/s/ Sarah A. Schar

Print Name: Christopher Clemente
Title: Managing Member		Name:	/s/ Sarah A. Schar
STATE OF Virginia,
COUNTY OF Fairfax, to-wit:
I the undersigned, a Notary Public in and or the County and aforesaid, do hereby certify that Sheri L. Huston, and his official capacity as CFO of Comscore Networks, Inc., whose name is signed to the foregoing certification, has personally appeared before me in my County and State aforesaid and acknowledged the same.
          GIVEN under my hand and seal this 24 day of June, 2003.

/s/ Sarah A. Schar
NOTARY PUBLIC

My commission expires: 10-31-05.
STATE OF Virginia,
COUNTY OF Fairfax, to-wit:
I the undersigned, a Notary Public in and or the County and aforesaid, do hereby certify that Christopher Clemente, and his official capacity as Managing Member of Comstock Partners, LC whose name is signed to the foregoing certification, has personally appeared before me in my County and State aforesaid and acknowledged the same.
          GIVEN under my hand and seal this 24 day of June, 2003.

/s/ Sarah A. Schar
NOTARY PUBLIC

My commission expires: 10-31-05.

EXHIBIT A
Floor Plan of Leased Premises

EXHIBIT B
Base Building Definition

11465 Sunset Hills
Base Building Definition
Project Overview
11465 Sunset Hills will be a six story Class A office building with approximately 89,221.2 rentable square feet of office space, with two levels of structured parking adjacent. The lower level of the parking structure will provide covered parking with direct access into the building. A typical office floor contains a compact centralized core; a 35-foot core to exterior wall dimension; and an 8-foot 10-inch finished ceiling height.
The building features a traditional brick and architectural block exterior with glass curtain wall marking both front and rear entrances. Access to 11465 Sunset Hills is provided through main lobby entrances on two separate levels, both lobbies being finished with patterned marble flooring and wall accents. The overall detailing and design of this new development establishes a new measure for buildings along this portion of the Dulles Toll Road corridor.
Delivery of 11465 Sunset Hills was February 2001.
Base Building Definition
Address
•	11465 Sunset Hills Road Reston, Virginia
Structure
•	Reinforced Concrete Superstructure

•	80 lbs. + 20 lbs. per square foot live load.

•	33-foot column free space core to perimeter span with 20-foot perimeter spacing.

•	12’-8” slab to slab typical floor with 13’-4” slab to slab from level 2 to level 3.
Roof
•	Four ply built up roofing system consisting of four (4) layers of Type V.I asphalt felt set in hot asphalt and surfaced with washed pea gravel in a flood coat of asphalt. The roof system carries a 15-year warranty.
Building Skin
•	Exterior highlights begin with corner bays of the facade expressed with blue-tinted butt-glazed ribbon windows and alternating horizontal bands of ground face and rock face limestone-colored architectural block. The main facade features red brick veneer with architectural block trim accents above and below punch windows. Front and rear entry bays are distinguished by vertically glazed curtain walls. The public face of the building features well-lit walkways and drop-offs with decorative pavers and landscaping. These features are provided to engage the passing pedestrian or vehicle with the intention of easing any possibility of traffic congestion.
Elevators
•	Two 3,000 lb. 350-foot/per minute speed travel time and floor-by-floor lock-off capability.
Communications
•	Fiber Optic Telecommunications is available in the building. Specific tenant requirements will be accommodated during tenant improvement construction

•	There are two (2) separate fiber optic vaults located on the Property. One is owned and operated by MCI and the other by Bell Atlantic. There will be a total of eight (8) four-inch conduits connecting the building to the fiber optic vaults (four conduits to each fiber optic vault). The conduits will extend to the main communications closet on the first floor of the building. The communications closets on each of the five upper floors will have sleeves installed to provide easy access for fiber optic telecommunications to be extended to each floor for tenant purposes.
Interior
•	Typical office tenant area shall have a minimum of 8’-10” foot finished ceiling heights

•	Exterior core walls ready for paint.

•	Window coverings coordinated throughout building.
Core Areas
•	Restrooms are designed with ceiling hung toilet partitions; ceramic tile floor; 6’-0” high glazed ceramic tile wet wall; painted drywall walls with brushed stainless steel accessories and a corian vanity top.

•	All core doors are solid core wood with wood stain grade finish and painted hollow metal frames.

•	The elevator lobbies for future multi-tenant floors are planned to include painted drywall ceilings and walls with reveals and a carpeted floor with a granite stone base.

•	The entry lobby finishes contain the distinctive exterior glass curtain wall, which frames the entrance to each of the two lobbies. A two-tone natural stone floor, matching stone door surrounds, architecturally detailed walls and carefully detailed metal finishes characterize this modern and highly finished space. . The two main lobby areas will have 10’-0” ceiling heights.
HVAC System
•	The building mechanical system is a highly efficient, self-contained A/C unit system supported by rooftop cooling towers and central controls.

•	There is one highly efficient, compressorized, self-contained air conditioning unit per floor.

•	The base building will include VAV boxes for the main lobby and toilet rooms on levels one and two. Lobbies and toilet rooms on levels 3 through 6 will be handled by tenant VAV boxes. Base building includes VAV boxes with fan powered VAV boxes at perimeter and shut-off boxes on interior of tenant spaces. Accordingly, sixteen (16) VAV boxes per floor are included within the base building.

•	The cooling design load is planned to provide up to 46 tons of cooling per floor, or approximately 325 gross square feet of floor space per ton.

•	The HVAC design includes 17,500 CFM per floor, providing approximately 1.15 CFM per square foot

•	The HVAC design provides each floor with as much as 2000 CFM outside air and the possibility of an additional 200-CFM for future use.

•	Each floor has set of 1-1/2” valved and capped condenser water lines for 10 hour of supplemental water-cooled A/C equipment.

•	The energy management system planned for the building will include a state of the art DDC energy monitoring control system with night setback features.
Electrical
•	Size of switchgear: 1 — 2,000A, 3 phase, 4W switchgear.

•	Type and size of risers: 1 at 300A, 480/277V, 3 phase, 4w feeder, serving the mechanical and lighting panel boards and the 75 KVA, k-13 rated transformers serving the receptacle load panel boards in each typical tenant floor electrical closet.

•	The design of the building allows the tenant (8 watts/sf) 6 watts/sf for low voltage 2 watts/sf for high-voltage (lighting)

•	Number of electrical and communication closets per floor: one (1) electrical closets and one (1) communications closet per typical tenant floor.

•	Size, type and rating of each transformer: 75 KVA dry-type transformer, 480V, 3 phase primary, 208/120V, 3 phase, 5-w, secondary, K-13, located in each electrical closet per typical tenant floor. In addition, there is one (1) 15 KVA, 480V, 3 phase, 208/120V, 3 phase, 4-w transformer in main electric and elevator machine rooms serving the 120V emergency system panel boards.

•	Size, type and rating of low voltage panel boards: 225 A, 208/120V, 3-phase, 5-W, 84-circuit panel boards equipped with 200% neutral and isolated ground for harmonic current mitigation.
•	Two (2) sets of four (4) conduits (4” each) extending from on-site fiber optic vaults into first floor communications room offers infrastructure for tenant required fiber and copper telecommunications cables; vertical access through building accomplished via sleeves in typical communications closet.

•	The base building has a 80KW, 48Q/277V, 3 phase, 4-W diesel powered generator. This generator through automatic transfer switches carries the 20 HP fire pump, the jockey pump, the emergency lighting, the fire alarm system, and one elevator (in sequence) in the elevator bank.
Plumbing
•	There are three wet stacks with-in the tenant area per floor.
Fire / life Safety
•	There is a fully automated sprinkler system in the building with code required coverage for unbuilt tenant areas.
Parking
•	There are 206 parking spaces in the 2 level structured parking garage located next to the office building and 83 parking spaces on grade (total 289 parking spaces). There are also 4 loading spaces that are approximately 20’ wide. In addition, a Metro park-and-ride is located directly across the street.
Building Specifications Summary

• Site Area:	151,758 Square feet (3.48 acres)

• Building Size:	Approximately 89,221.02 Rentable Square Feet

• Number of Floors:	6 - Office Floors

• Floor Rentable Area (subject to change):
	1st Floor	-	12,251.70 NRSF
	2nd Floor	-	14,111.50 NRSF
	3rd Floor		15,714.45 NRSF
	4th Floor		15,714.45 NRSF
	5th Floor		15,714.45 NRSF
	6th Floor		15,714.45 NRSF

• Finished Ceiling Height:	8’ -10”

• Elevators:	2 Passenger Traction Elevators 3,000 lbs./350 fpm

• Communications:	On-site fiber optic vaults provide substantial telecommunications capabilities

• Parking Provided:	293 Spaces Total (206 in Parking Garage, 83 on grade, 4 loading)
Metro park-and-ride located directly across the street

• Loading Bays Provided:	4

• Tenant Occupancy:	February/March 2001

EXHIBIT C
Owner Approved Architects
Davis, Carter, Scott
Architecture & Design Associates, Inc.

EXHIBIT D-1
Space Design of Leased Premises

EXHIBIT D-2
Tenant Improvement Plans

Exhibit E
October 31, 2000
Building Interior Finish Spec’s
11465 Sunset Hills Road Reston VA
BUILDING STANDARD FINISHES

Floor Finish (Carpet F5)
Mfr:	Shaw Contract
Patt:	Surfaces BL #50320
Color :	Cloud Cover #20120
Weight:	32 oz. Level Loop
Location:	Public Corridors Floors 1,2, 3-6

Floor Finish (Carpet F9)

Mfr: Patt: Color : Weight: Location:	Shaw Contract Cypress Point IV 36 #50585 Grotic Mist #85352 36 oz Cut Pile Elevator Lobby Border Floors 3-6

Floor Finish (Carpet F10)

Mfr:	Shaw Contract
Patt:	Cypress Point IV 36 #60585
Color:	Deep Olive # 85352
Weight:	36 oz Cut Pile
Location:	Elevator Lobby Border Floors 3-6

Floor Finish (Carpet F11)

Mfr:	Shaw Contract
Patt:	Freeform BL #60332
Color:	Carina #32100
Weight:	36 oz Cut & Loop Patterned
Repeat:	12" x 24"
Location:	Elevator Lobby Border Floors 3-6

Wall Base (Carpet Base B2)

Mfr:	Shaw Contract
Patt Color:	Match F9
Height:	4" with matching fabric binding
Location:	Elevator Lobby /Public Corridors Floors 3-8

Wall Finish (Wall Paint #W3)

Mfr:	Bollen International Inc
Finish:	Custom
Color:	Crafton 93-03
Location:	Elevator Lobby/ Public Corridors Floors 3-6

Suite Entry Doors/Tenant Interior Doors (Glass Stonefront)

Mfr:	YKK
Model No:	Medium Stile Door
Finish:	Clear Anodized Aluminum
Hardware:	Push Pull / Satin Stainless
Location:	Tenant Suites opening onto Lobby Floors 1-2 Optional doors for suites opening onto the Elevator Lobbles Floors 3-6

Suite Entry Doors / Tenant Interrior Doors (Red Oak)

Mfr:	Weyerhauser
Model No:	Quarter Sitced Red Oak
Stain / Finish:	Amber
Location:	Tenant Suites, and Public Corridors All Floors

Suite Entry Hardware (Red Oak Doors)

Mfr:	Schlage
Style:	“L” Series (Morlised Lockets)
Level:	17
Finish:	US 32D (630)
Location:	Red Oak Suites Entry / Egress Doors Elevator Lobby / Public Corridors Floors 3-6

Suite Entry Doors Frame Paint (Red Oak Doors)

Mfr:	Benjamin Moore
Finish:	Semi-gloss
Color	951
Location:	Red Oak Suite Entry / Egress Doors Elevator Lobby / Public Corridors Floors 3-6

[ILLEGIBLE]

Interior Door Hardware

Mfr:	Schlage
Style:	“D” Series (Cyfindrical Locksets)
Lever Style:	Sperta
Finish:	626

Ceiling (Acouslical celling tile # CT2)

Mfr.	Armsiong
Tile:	Beveled Tegutar Cirrus #588
Color	White
Size:	24”X 24”X%
Grid:	Superfine 9/16” Exposed Grid Tes System
Location:	Elevator Lobby / Public Corridors Floors 3 - 6

[ILLEGIBLE]

EXHIBIT F
Rules and Regulations

11465 Sunset Hills Road
Reston, Virginia
RULES & REGULATIONS
     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Leased Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of all tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.
     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord, except as provided for in Section 10(c) of the Lease. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures (when approved by Landlord) must be of a quality, type, design and color and attached in the manner approved by Landlord.
     3. Unless otherwise provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or Building, or inside the Leased Premises if visible from outside the Leased Premises, without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or tenants violating this rule. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant (except as otherwise provided for in the Lease), and shall be of a size, color and style reasonably determined by Landlord.
     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.
     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose employees, agents, visitors or licensees, shall have caused the same.
     6. There shall be no markings, paintings, drilling into or in any way defacing any part of the Leased Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Leased premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound amplification system, except as permitted under the Lease.
     7. No vehicles, or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises or the common areas of the Building, and no cooking shall be done or permitted by any tenant on the Leased Premises except in any kitchen actually contained therein. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Premises or the Building. Bicycles will only be parked in approved bicycle parking areas inside the parking garage. No bicycles shall be parked or stored in the common areas of the Building or inside the Leased Premises if visible to the common areas of the Building.
     8. No space in the Building shall be used for manufacturing, for the storage of merchandise (except such merchandise that is required for the ordinary operation of Tenant’s business, or for the sale of merchandise, goods or property of any kind except as provided for in the Lease.
     9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants or visitors of this or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, talking machine, nonmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.
     10. No flammable, combustible or explosive fluid, chemical or similar substance shall be brought or kept upon the Leased Premises. All tenants shall comply in every way with all local, state, and federal environmental laws and shall not permit the production, generation, manufacture, or storage of any material classified as hazardous waste under any local, state or federal law within the Building, on the land where the Building is situated, or on any property adjacent to the land where the Building is situated.
     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Bach tenant shall, upon the termination of its tenancy, return to Landlord all keys of the Building, stores, offices, storage, and toilet rooms and security access cards either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the replacement cost thereof. Tenant shall be permitted to secure areas within the Leased Premises where confidential information or materials are normally kept and areas used for computer equipment and executive offices provided Landlord is given a key for emergency use. Tenant shall be responsible for cleaning and maintenance of any secured areas.
     12. All removals or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its Agent may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.
     13. Any Person employed by any tenant to do janitor work within the Leased Premises must obtain Landlord’s consent and such Person shall, while in the Building and outside of said Leased Premises, comply with all instructions issued by the Landlord or the Landlord’s Building Manager. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said premises.
     14. Tenant shall notify Landlord in writing identifying any vendor providing services to the tenant such as providing spring water, ice, coffee, soft drinks, towels, or other like service.
     15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
     16. The Landlord reserves the right to exclude from the Building, at all times, any person who is not known or does not properly identify himself to the Building management or security personnel. Each tenant shall be responsible for all Persons for whom he authorizes entry into the Building, and shall be liable to the Landlord for all acts of such persons.
     17. The Leased premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
     18. Each tenant, before closing and leaving the Leased Premises at any time, shall see that all windows are closed and all lights turned off and all doors entering the Leased Premises are locked. Landlord shall have no liability for the loss of property of tenant while stored within the Building.
     19. The requirements of tenants will be attended to only upon application to the Landlord’s Building manager. Employees of the Building shall not perform any work or do anything outside of the regular duties, unless under special instruction from the Landlord’s Building Manager.
     20. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
     21. No water cooler, or plumbing shall be installed by any tenant without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.
     22. There shall not be used in any space or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
     23. Mats, trash or other objects shall not be placed in the public corridors.
     24. The Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, wallpaper, special lights, etc. However, should the need for repairs arise, the Landlord will arrange for the work to be done at the Tenant’s expense.
     25. Drapes installed by the Tenant for its use which are visible from the exterior of the Building (either during daylight or night time) must be approved by Landlord in writing and be maintained and kept clean by the Tenant.
     26. Visitor parking spaces are reserved for use by visitors to the Building only and shall not be used by tenants. Loading Spaces are reserved for use by authorized persons making deliveries to the Building. Handicap parking spaces are reserved for use by authorized persons. Automobiles and motorcycles parked in designated visitor spaces (or handicap spaces if no permit is clearly visible) will be towed at such tenants’ expense. The parking lots and parking garage will not be used for any purpose other then proper ingress and egress and temporary parking of approved vehicles. The parking lots and parking garage will not be used by any person for the storage of any vehicle of any kind (car, motorcycle, boat, trailer, etc.) or for the storage of any materials of any kind whatsoever. Any vehicle left on the premises continuously for five (5) days or more without the prior written approval of Landlord shall be deemed to be stored by its owner and shall be removed at the sole cost and expense of its owner.
     27. The Landlord may, upon request by any tenant, waive the compliance by such tenant with any of the foregoing Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (if) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.
     28. Smoking is strictly prohibited in all areas of the Building, including but not limited to the Leased Premises, lobbies, elevators, hallways, corridors, stairways and men’s and women’s toilet facilities, parking lots and garage. Landlord shall have the right to designate areas where smoking is permitted.
     29. All Persons shall obey all ingress and egress restrictions as posted on signs on or about the parking lots and roadways serving the Building.
     30. No Persons, except those authorized by Landlord, shall enter the roof of the Building or any mechanical or equipment room within the Building.
     31. All landscaped areas will be preserved and shall not be used for any purpose not permitted or intended by Landlord.
     32. The Landlord shall have no liability of any kind whatsoever for enforcing any rule or regulation set forth herein or in the Lease.
     33. Landlord shall have the right at anytime to modify, change, or delete any Rule or Regulation applying to the Building as long as the new Rules and Regulations do not materially interfere with Tenant’s business and shall have the right to create additional Rules or Regulations that are intended to comply with laws or regulations of any governing body having jurisdiction over the Building, preserve and protect the nature of the Building, preserve and protect any property of Landlord, or preserve and protect the safety of the tenants or visitors to the Building.

EXHIBIT G
Security Deposit Promissory Note

SECURITY DEPOSIT PROMISSORY NOTE

$750,000.00	June 23, 2003 Fairfax, Virginia
IMPORTANT NOTICE
THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.
     COMSCORE NETWORKS, INC., a Delaware corporation (the “Borrower” or “Obligor”), for value received, hereby promises to pay to the order of COMSTOCK PARTNERS, L.C., a Virginia limited liability company, (together with any subsequent holder of this Note, the “Lender”) at 11465 Sunset Hills Road, Suite 510, Reston, Virginia 20190, or at such other address as the Lender shall specify in writing to the Borrower, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00), or so much thereof as remains unpaid.
     This Note is that certain Security Deposit Promissory Note referenced in paragraph 19 of one certain lease agreement dated June 20, 2003 by and between Comstock Partners, L.C. (“Landlord”) and Comscore Networks, Inc. (“Tenant”) covering a portion of the office building (“Leased Premises” or “Building”) located at; 11465 Sunset Hills Road, Reston, Virginia, (“Lease”).
     If not sooner paid, the entire principal of this Note and all accrued and unpaid interest shall be due and payable not later then five (5) days after any Default (as defined in the Lease) by Tenant that is not cured within the applicable Cure Period (as defined in the Lease) after Notice from Landlord (when required pursuant to the Lease).
     On the fourth anniversary of the Effective Date (as defined in the Lease) of the Lease, the principal amount of this Note shall be reduced from Seven Hundred and Fifty thousand Dollars ($750,000.00) to an amount equal to the Basic Rent for the last Lease Year (as defined in the Lease).
     Payments or prepayments on this Note shall be applied to pay or reimburse the Lender for any costs and expenses incurred by or on behalf of the Lender under this Note, then to accrued interest, and the remainder to reduce the principal balance hereof.
     The Borrower may prepay this Note in whole or in part at any time without penalty or premium.
1 of 1

     The failure to pay the principal or any other sum described herein when due shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, the entire unpaid balance of this Note shall, at the option of the Lender, become immediately due and payable, without notice or demand and the Lender may, in addition to any other remedy the Lender may exercise, charge the Borrower interest on the outstanding principal balance at rate of 18% per annum from the date of such an Event of Default until the entire principal balance is paid in full.
     The Borrower waives presentment, demand, protest and notice of dishonor, to the fullest extent permitted by law, waives all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note, waives any rights which it may have to require the Lender to first proceed against any other person, agrees that without notice to any Obligor and without affecting any Obligor’s liability, the Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal of this Note, and may add or release any Obligor primarily or secondarily liable, and agrees that the Lender may apply all moneys made available to it from any Obligor either to this Note or to any other obligation to the Lender of any Obligor,
     The Lender shall not be deemed to have waived any of the Lender’s rights or remedies hereunder unless such waiver is express and in writing signed by the Lender; and no delay or omission by the Lender in exercising, or failure by the Lender on any one or more occasions to exercise, any of the Lender’s rights hereunder, or at law or in equity, including, without limitation, the Lender’s right, after any Event of Default, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by the Lender of any portion or all of any sum payable hereunder whether before, on or after the due date of such payment, shall not be a waiver of the Lender’s right either to require prompt payment when due of all sums payable hereunder or to exercise any of the Lender’s rights, powers and remedies hereunder. A waiver of any right in writing on one occasion shall not be construed as a waiver of the Lender’s rights to insist thereafter upon strict compliance with the terms hereof and no exercise of any right by the Lender shall constitute or be deemed to constitute an election of remedies by the Lender precluding the subsequent exercise by the Lender of any or all of the rights, powers and remedies available to it hereunder, or at law or in equity.
2 of 2

     This Note shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Note shall be governed by, and shall be construed according to, the laws of the Commonwealth of Virginia.
     Should any sums become due and payable hereunder and such sums are not paid when and as due, time being of the essence, the Borrower hereby constitutes and appoints Marc Bettius and/or Christopher D. Clemente, either of whom may act, as its attorney-in-fact to confess judgment on the Borrower for the full sum due hereunder, plus attorney’s fees of 20% of the total amount then outstanding under this Note, and upon entry of the judgment, the Borrower waives the benefit of any and every statute, ordinance, or rule of court which may lawfully waived conferring upon the Borrower any right or privilege or exemption, stay of execution or supplemented proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The Borrower acknowledges that said sum is reasonable as evidenced by Borrowers signature hereto. The Borrower consents to venue in the Circuit Court of Fairfax County with respect to the institution of an action confessing judgment hereon. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto, such authority and power may be exercised on one or more occasions from time to time in the same or different jurisdictions as often as the Lender or its assigns shall deem necessary or advisable until all sums due hereunder have been paid in full.
     BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFORE; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALINGS, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY FRAUD, REAL ESTATE FRAUD, MISREPRESENTATIONS,
3 of 3

DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTUOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal as of the date of the first above written.

COMSCORE NETWORKS, INC.

a corporation

By:

Name:

Title:

STATE OF
COUNTY OF                                         , to-wit:
I the undersigned, a Notary Public in and or the County and aforesaid, do hereby certify that                     , and his official capacity as                      of Comscore Networks, Inc., whose name is signed to the foregoing certification, has personally appeared before me in my County and State aforesaid and acknowledged the same.
     GIVEN under my hand and seal this            day of                , 200___.

NOTARY PUBLIC
My commission expires:
4 of 4

TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal as of the date of the first above written.

COMSCORE NETWORKS, INC.

a corporation

By:

Name:

Title:

STATE OF
COUNTY OF                                         , to-wit:
I the undersigned, a Notary Public in and or the County and aforesaid, do hereby certify that                     , and his official capacity as                      of Comscore Networks, Inc., whose name is signed to the foregoing certification, has personally appeared before me in my County and State aforesaid and acknowledged the same.
     GIVEN under my hand and seal this            day of                , 200___.

NOTARY PUBLIC
     My commission expires:

EXHIBIT H
List of Landlord Affiliates
Comstock Homes, Inc. ,

EXHIBIT I
FORM OF ACKNOWLEDGEMENT TO SUBLEASE AGREEMENT

ACKNOWLEDGEMENT TO SUBLEASE AGREEMENT
     THIS ACKNOWLEDGEMENT TO SUBLEASE AGREEMENT (this “Agreement”) made and entered into this                      day of                     20                     , by and between                                                             , a                                           corporation (“Tenant”),                                        , a                                         (“Subtenant”) and COMSTOCK PARTNERS, L.C., a Virginia limited liability company (“Landlord”).
     WHEREAS, pursuant to a Lease Agreement (the “Lease”) between Tenant and Landlord dated                                         , 2000, Landlord did lease to Tenant a portion (the “Premises”) of Landlord’s building (the “Building”) located at 11465 Sunset Hills Road, Reston, Virginia; and
     WHEREAS, the Tenant wishes to enter into a sublease with the Subtenant (the “Sublease”) wherein the Subtenant would sublease from the Tenant a portion of the Premises as is more fully described on Schedule 1 attached to the Sublease (the “Sublease Premises”); and
     WHEREAS, Tenant and Subtenant desire that Landlord acknowledge and consent to the Sublease.
     NOW THEREFORE, for and in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto state as follows:
     1. Tenant and Subtenant do hereby represent and warrant to the Landlord that the (sublease) dated the                      day of                     , 20                     is a true and correct copy of the Sublease.
     2. Tenant and Subtenant do hereby represent and warrant to the Landlord that the rent to be paid to the Tenant by the Subtenant pursuant to the Sublease shall be                      , and that no additional consideration be it financial or otherwise, is being provided to the Tenant by the Subtenant for and in consideration of the Sublease.
     3. Tenant and the Subtenant hereby represent warrant to the Landlord that the term of the Sublease is from                      until                     .
     4. Subtenant hereby acknowledges and confirms that it has received a copy of the Lease (which may have been redacted to eliminate certain financial terms) and that it fully understands the terms and conditions of the Lease. Subtenant further acknowledges and agrees that the Sublease is and shall remain in all respects subject and subordinate to the Lease, that Subtenant will occupy the Sublease Premises in accordance with the terms of the Lease, and will not due or suffer to be done any act or admit any person or entity to do any act which might result in a violation of or a default under any of the terms and conditions of the Lease.
     5. Subject to the representations contained herein being true and correct, Landlord does hereby consent to the Sublease. It is hereby acknowledged by Tenant and Subtenant that Landlord’s consent to the Sublease shall not make Landlord or any of its agents a party to the Sublease, and shall not create any contractual liability or duty on the part of the Landlord or any of its agents to the Subtenant, and shall not in any manor increase, decrease or otherwise affect the rights and obligations of the Tenant with respect to the Premises or the Lease.
     Witness the following signatures and seals:

TENANT:

a	corporation.

By:		Witness:

Name:		Name:

Title:

Date:

ADDITIONAL SIGNATURES ON FOLLOWING PAGE

SUB-TENANT:

a	corporation.

By:		Witness:

Name:		Name:

Title:

Date:

LANDLORD:
Comstock Partners, L.C.
a Virginia liability company

By:		Witness:

Name:	Christopher Clemente	Name:

Title:	Managing Member
Date:

EXHIBIT J
FORM OF FINANCIAL STATEMENT CERTIFICATION

Exhibit J
FINANCIAL STATEMENT CERTIFICATION
In submitting the Financial Statement dated                                          , 20                     for Comscore Networks, Inc. (the “Company”), the undersigned, based on its knowledge, believes the Financial Statements fairly present in all material respects the financial condition, results of operation and cash flows of the Company. Additionally, the undersigned, based on its knowledge, knows of no untrue statement of material fact or omission of material fact and understands that they will be relied upon by Comstock Partners, LC (“Landlord”), and assigns, in extending credit to the Company in the form of the services provided and the property use rights granted as provided for, and contemplated by, one certain lease agreement (including applicable exhibits thereto) dated                                          , 2003. Further, the undersigned represents and warrants that the undersigned is familiar with the finances of the Company and has not knowingly withheld any information that might materially affect the Company’s financial condition or materially misrepresent the Company’s financial condition and in the absence of written notice to the contrary it is expressly agreed that Landlord may rely on this statement as being accurate in all respects, until such date as Landlord receives an updated Financial Statement together with a certification in this form.
Comscore Networks, Inc.

By:

Name:

Date:

STATE OF	,

COUNTY OF	,	to-wit:

I the undersigned, a Notary Public in and or the County and aforesaid, do hereby certify that                    , and his official capacity as                      of Comscore Networks, Inc., whose name is signed to the foregoing certification, has personally appeared before me in my County and State aforesaid and acknowledged the same.
GIVEN under my hand and seal this                      day of                      , 200__.

NOTARY PUBLIC
My commission expires:

FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made and entered into this 3rd day February, 2005, by and between COMSTOCK PARTNERS, L.C., a Virginia limited liability company, hereinafter referred to as “Landlord”; and COMSCORE NETWORKS, INC., a Delaware corporation, hereinafter referred to as “Tenant”.
     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 23, 2003 (the “Lease”) for the lease of certain commercial office space located in an office building (the “Building”) located at 11465 Sunset Hills Road, Reston, Virginia, and more particularly described in the Lease (the “Premises”); and
     WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Lease.
     NOW THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:
     1. Notwithstanding the date on which this Amendment may be executed by either the Landlord or Tenant, all of the terms and conditions contained within this Amendment shall be effective as of February 1, 2005 (“Effective Date”).
     2. The definition of the “Leased Premises”, as continued in paragraph 1(b) of the Lease, shall be amended to include an additional seven thousand four hundred sixty six (7,466) square feet of office space located on the fourth (4th) floor of the Building as more particularly described on Schedule 1 attached hereto (the “Additional Premises”). As of the Effective Date, the total Leased Premises shall be thirty three thousand eight hundred twenty nine and two tenths (33,829.20) square feet of Rentable Area.
     3. The definition of “Basic Rent”, as contained in paragraph 1(b) of the Lease, shall be amended to provide that as of the Effective Date of this Amendment, the Basic Rent for the remainder of lease year two (February 1, 2005 through June 30, 2005) shall be Twenty Four and 20/100ths Dollars ($24.20) per square foot or Sixty Eight Thousand Two Hundred Twenty Two and 22/100ths Dollars ($68,222.22) per month. The definition of Basic Rent shall further be amended to provide that the Basic Rent shall increase each year by four percent (4%) over the immediately prior years’ Basic Rent. Therefore, the Basic Rent for the third lease year shall be determined by multiplying the annualized amended Basic Rent for the remainder of the second lease year (February 1, 2005 through June 30,

1 of 6

2005) of Twenty Four and 20/100ths Dollars ($24.20) per square foot by one hundred four percent (104%), and for each subsequent year by multiplying the Basic Rent for the immediately prior lease year’s Basic Rent by one hundred four percent (104%). Accordingly, the Basic Rent during the Initial Term hereunder will be as follows (and the chart shown on page 1 of the Lease is hereby replaced with the following):

	Annual Rent	Monthly Rent	Rent/S.F.
From 7/1/03 until 6/30/04:	$579,990.40	$48,332.53	$22.00
From 7/1/04 until 1/31/05:	$597,390.11	$49,782.51	$22.66
From 2/1/05 until 6/30/05:	$818,666.64	$68,222.22	$24.20
From 7/1/05 until 6/30/06:	$851,413.31	$70,951.11	$25.17
From 7/1/06 until 6/30/07:	$885,469.84	$73,789.15	$26.17
From 7/1/07 until 6/30/08:	$920,888.63	$76,740.72	$27.22
Notwithstanding the foregoing, the Landlord agrees to reduce the Basic Rent due for the month of February 2005 in the amount of $12,603.13. Accordingly, the total Basic Rent due for February 2005 is $55,619.09.
     4. The definition of “Rent Per Square Foot”, as contained in paragraph 1(b) of the Lease, shall be amended to provide that the Basic Rent is Twenty Four and 20/100ths Dollars ($24.20) per square foot commencing as of the Effective Date of this Amendment, and that Rent Per Square Foot of the Leased Premises shall be increased by four percent (4%) on the dates set forth in the chart contained in paragraph 3 above.
     5. The definition of “Rentable Area”, as contained in paragraph 1(b) of the Lease, shall be amended to provide that as of the Effective Date of this Amendment, the total Rentable Area of the Leased Premises is agreed to be thirty three thousand eight hundred twenty nine and two tenths (33,829.20) square feet.
     6. The definition for “Tenant’s Proportional Share”, as contained in paragraph 1(b) of the Lease, shall be amended to provide that the Tenants Proportional Share as of the Effective Date of this Amendment is agreed to be thirty nine and ninety one hundredths percent (39.91%).
     7. Landlord’s option to terminate the Lease at any time after the third anniversary date of the Lease, as contained in the definition of Option to Terminate as set forth in paragraph 1(b) of the Lease, is deleted in its entirety.
     8. First Right of Offer: Provided no Event of Default by Tenant occurs, and no circumstances then exist which, the lapse of time, the giving of notice or both, would constitute an Event of Default, Tenant shall have a First Right of Offer on any contiguous space on any floor

2 of 6

partially occupied by Tenant that may become available during the term of this Lease and any extensions thereof (“Expansion Space”). Such right excludes uses by Landlord and its affiliates. Landlord shall give written notice to Tenant of any Expansion Space that is anticipated to become available and the anticipated date of availability, Tenant shall have five (5) business days to provide written notice to Landlord that Tenant intends to accept the Expansion Space. If Tenant provides notice to Landlord that it desires to accept or lease the Expansion Space, then Landlord and Tenant shall promptly execute an amendment to the Lease to incorporate the Expansion space upon it becoming available. The terms for the Lease of the Expansion Space shall be the then current market rate (for comparable buildings in the general vicinity of the Building) but no less then the then current rental rate applicable under this Lease.
     9. The Additional Premises shall be provided to the Tenant in its “as is, where is” condition, and the Landlord shall have no obligation to make any repairs or improvements to the Additional Premises and all such repairs and improvements shall be at the sole cost and expense of the Tenant. In addition, the Landlord agrees that the Tenant may use the modular furniture and certain other furniture as set forth on Schedule 2 attached hereto (“Landlord’s Furniture”), currently located in the Additional Premises. The right to use the Landlord’s Furniture is being provided to the Tenant as a courtesy by the Landlord and the Tenant accepts the Landlord’s Furniture in its “as is, where is” condition. At the expiration of the term of the Lease, the Landlord’s Furniture shall be returned to the Landlord in its condition as of the Effective Date of this Amendment, normal wear and tear accepted. Finally, the Landlord acknowledges and consents to the construction of a dividing wall in the Additional Premises so as to convert a conference room into two (2) smaller offices. All such construction activity shall be done at Tenant’s sole cost and shall be performed subject to proper building permits by Signet Construction Company, Inc. No other modifications to the improvements contained within the Additional Premises shall be made without the written consent of the Landlord and, further, shall be subject to all of the terms and conditions of the Lease.
     10. The Lease is otherwise ratified and reaffirmed in all respects and all terms and conditions thereof, unless otherwise modified by this Amendment, are in full force and effect. If there are any conflicts between the terms of the Lease and this Amendment, then this Amendment shall control.
     11. Unless otherwise stated herein, all terms defined in the Lease shall have the same meaning when used in this Amendment.

3 of 6

     12. This Amendment may be executed in counterparts all of which when taken together shall constitute one amendment binding on all parties, signatories of the original or any counterpart. Each party shall become bound by this Amendment immediately upon fixing its signature thereto independently of the signature of the other party.
     WITNESS the following signatures and seals:

LANDLORD:

COMSTOCK PARTNERS, L.C.
a Virginia limited liability company

/s/	By:	/s/ Christopher Clemente	(SEAL)

WITNESS		Christopher D. Clemente
Managing Member
2/3/05

DATE

TENANT:

COMSCORE NETWORKS, INC.
a Delaware corporation

/s/	By:	/s/ Sheri L. Huston	(SEAL)

WITNESS		NAME: Sher. L. Huston
TITLE:
February 4, 2005

DATE

4 of 6

SCHEDULE 1
Attached hereto as Schedule 1 shall be a floorplan of the Additional Premises.

5 of 6